***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

MASTER SERVICE AGREEMENT

THIS MASTER SERVICE AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of August 2010 (the “Effective Date”) by and between United States Cellular Corporation, a Delaware corporation, having its principal offices at 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631, its subsidiaries and affiliates (collectively referred to as “USCC”), and Amdocs Software Systems Limited, an Irish corporation, having its principal offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland (“Consultant”).

WITNESSETH:

            WHEREAS, USCC and Consultant desire to provide a means by which USCC can periodically engage Consultant to perform certain strategic project, support and other services for USCC and its Affiliates through its employees, contractors and consultants; and

            WHEREAS, USCC and its Affiliates desire from time to time to engage Consultant to perform certain consulting services; and

            WHEREAS, Consultant desires to perform such consulting services for USCC and its Affiliates.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

1.                  DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

1.1              “Affiliate” means an entity, which directly or indirectly, owns or controls, is owned or is controlled by or is under common ownership or control with, another entity.  As used herein, “control” means the power to direct the management or affairs of an entity, and “ownership” means the beneficial ownership of more than 50% of the voting equity securities or other equivalent voting interests of the entity.

1.2              “Confidential Information” means with respect to a party hereto (including, with respect to USCC, its Affiliates, as applicable), this Agreement, together with all confidential business or technical information or materials of such party.  Anything to the contrary notwithstanding, Confidential Information shall not include information or materials that the Receiving Party demonstrates: (a) were known to the Receiving Party prior to the Effective Date free of any obligation of nondisclosure; (b) were in the public domain

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

prior to the date received by a Receiving Party hereunder or which subsequently came into the public domain through no fault of the Receiving Party; (c) were lawfully received by the Receiving Party from a third party free of any obligation of nondisclosure; or (d) are or were independently developed by the Receiving Party or any of its Affiliates, employees, consultants or agents without reference to any Confidential Information of the Disclosing Party.  USCC’s Confidential Information shall include the Deliverables, the USCC Materials (as defined in Section 8.2), and any Personally Identifiable Information transferred or made available by USCC to Consultant under this Agreement.

1.3              “Consultant Tools” means proprietary works of authorship that have not been created specifically for USCC, and that do not uniquely address issues related to USCC’s business practices or contain or embody Confidential Information of USCC, including without limitation computer programs, methodologies, templates, flowcharts, architecture designs, tools, specifications, drawings, sketches, models, samples, records and documentation, as well as copyrights, trademarks, service marks, ideas, concepts, know-how, techniques, knowledge or data, and any derivatives thereof, which have been originated, developed or purchased by Consultant, a Consultant Affiliate, or by third parties under contract to Consultant or to a parent or affiliated company of Consultant.

1.4              “Deliverables” means any and all documents, designs, computer programs (in both object code and source code formats), computer systems, data, computer documentation and other tangible materials authored or prepared by Consultant for USCC pursuant to a Statement of Work, including any Consultant Tools incorporated therein.  Each Deliverable shall be categorized by the parties as a “Category [***] Deliverable,” a “Category [***] Deliverable,” a “Category [***] Deliverable” or a “Category [***] Deliverable” in accordance with Section 2.6(b), Exhibit H and the applicable SOW.

1.5              “Personally Identifiable Information” or “PII” means (a) information that falls within the definition of “personal information” pursuant to California SB1386 (i.e., an individual’s first name or first initial and last name in combination with any one or more of the following data elements, when either the name or the data elements are not encrypted:  (i) social security number; (ii) driver’s license number or state identification card number; or (iii) account number, credit or debit card number, in combination with any required security code, access code, or password that would permit access to an individual’s financial account); and (b) any other personally identifiable information that constitutes “customer proprietary network information” as defined in the rules promulgated by the U.S. Federal Communications Commission.  For purposes of this definition, PII does not include publicly available information that is lawfully made available to the general public from federal, state, or local government records.

1.6              “Services” means certain strategic project services, support services and other services which shall, from time to time, be rendered by Consultant for USCC pursuant to a Statement of Work.

1.7              “Statement of Work” or “SOW” means each project outline agreed to by Consultant and USCC in accordance with the terms and conditions of this Agreement, and substantially

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

in the form attached hereto as Exhibit A.  Statements of Work shall be executed by the parties and shall form a part of this Agreement.

2.                  SERVICES.

2.1              Procedures for Engagement of Services.

(a)          The Services to be rendered by Consultant for USCC pursuant to this Agreement shall be engaged in the following manner.  From time to time during the term of this Agreement, USCC and Consultant may enter into Statements of Work.  Each Statement of Work shall include a complete and detailed description of the project which USCC wishes Consultant to undertake, including, to the extent applicable,  the proposed objectives, projected staffing levels, the assumptions upon which the SOW was developed, the site or sites where the Services are to be rendered, anticipated milestones (if applicable), expected Deliverables, ramp-up and completion schedule, knowledge transfer plan, and pricing for such project.  A Statement of Work shall provide specifications for Services and Deliverables to be provided thereunder (the “Specifications”).  To the extent provided in a Statement of Work or otherwise agreed by the parties in writing, Consultant shall provide the Services at USCC’s facilities. When Services are provided at a USCC facility, USCC shall provide appropriate work space and other facilities such as computer support, consistent with the requirements of the Services to be provided under the Statement of Work.  For the avoidance of doubt, Consultant shall not perform any Services except under an executed Statement of Work, and USCC shall be under no obligation to pay for any services performed or expenses incurred by Consultant that were not authorized in a Statement of Work.

(b)         Upon execution of a Statement of Work: (i) the services described therein shall be deemed “Services” for the purposes of this Agreement, and (ii) Consultant’s provision thereof shall be subject to, and governed by, the terms and conditions of this Agreement.

2.2              Personnel.

(a)          While at a USCC facility, Consultant’s personnel and agents shall comply with reasonable requests and standard procedures and policies of USCC, including (i) USCC’s safety and security rules and other rules applicable to those working in the facility, (ii) USCC’s policies concerning access to and security of any USCC computer system and USCC data to which Consultant may have access, and (iii) USCC’s Consultant Code of Business Conduct attached hereto as Exhibit B; provided, that USCC has provided Consultant with copies of such rules and policies, and any other policies communicated to Consultant in writing regarding personal and professional conduct generally applicable to USCC’s facility.  Such

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

personnel and agents will conduct themselves in a businesslike manner.  Consultant shall have a reasonable period of time to become compliant with any requests, policies and procedures provided to Consultant.

(b)         If USCC determines in good faith that a particular Consultant employee or agent (i) is not conducting him or herself in accordance with Section 2.2(a), or (ii) is not performing the Services in a satisfactory manner as described in this Agreement and the applicable Statement of Work, USCC may provide Consultant with notice thereof and Consultant shall, at USCC’s reasonable request and upon USCC’s prior written notice, remove and replace such individual.  Prior to such removal and replacement of any individual pursuant to clause (ii) of this Section 2.2(b), the Agreement Managers will use good faith efforts to agree upon (I) ways to improve the performance of such Consultant’s employee or agent, and (II) a reasonable cure period not to exceed fourteen days. USCC reserves the right to deny access to its premises to any such individual on reasonable advance notice to Consultant.

(c)          Except to the extent provided in a Statement of Work or otherwise agreed by the parties in writing, all Consultant personnel performing the Services at or near USCC’s facilities shall be based in that vicinity, and USCC shall not be responsible for any travel, mileage or living expenses with respect to such personnel.

(d)         Each party shall designate (i) one manager (each, an “Agreement Manager”) who shall be responsible for implementing this Agreement and for providing timely management decisions as required relating to this Agreement, and (ii) for each Statement of Work, one project manager (each, a “Project Manager”) who shall be responsible for providing timely management decisions as required relating to such Statement of Work.  Any Agreement Manager or Project Manager may be replaced from time to time by the designating party upon written notice to the other party.

2.3              Schedule.  A SOW may contain a time schedule for completion of the Services required thereunder (the “Schedule”).  Unless otherwise specified in a SOW, USCC and Consultant expressly acknowledge and agree that, subject to Section 2.5, all Schedules are firm or fixed performance dates, and Consultant shall complete such Services in accordance with the Schedule.  Any changes to the Schedule shall be made in accordance with Section 2.4.

2.4              Changes to SOW.  Each party may request changes that affect the scope or duration of the Services relating to any Statement of Work, including changes in the Specifications and Deliverables.  Each party also may request a change in the Schedule without changing the scope of the applicable Statement of Work.  If a party requests any such change, Consultant shall notify USCC if it believes that an adjustment in the fees to be paid to Consultant with respect to the applicable Statement of Work, or an adjustment to

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the applicable Schedule, is required.  The parties shall then negotiate in good faith a reasonable and equitable adjustment in each or any of the applicable fees, Deliverables, Services, Schedule or Specifications.  Consultant shall continue to perform pursuant to the existing Statement of Work, and neither party shall be bound by any change requested by the other party, until such change has been accepted in writing by the other party.

2.5              USCC Obligations.  USCC’s obligations in connection with a particular engagement, if any, shall be set forth in the applicable Statement of Work.  USCC shall cooperate with Consultant in the performance of the Services hereunder, including, without limitation, providing Consultant with reasonable facilities (including its computer and communications networks, office space, and work facilities), and a VPN connection to allow Consultant remote access to USCC, and timely access to data, information and personnel of USCC, as reasonably necessary, at no charge, and USCC acknowledges and agrees that Consultant’s performance is dependent in part upon the timely and effective satisfaction of USCC’s responsibilities hereunder and timely decisions and approvals of USCC in connection with the Services.  USCC acknowledges that when a Statement of Work provides that USCC’s personnel are to work with Consultant’s personnel in connection with an engagement, USCC’s failure to assign USCC personnel having skills commensurate with their role with respect to such engagement could adversely affect Consultant’s ability to provide the Services.  Consultant shall be entitled to rely on all decisions and approvals of USCC in connection with the Services.  To the extent that (a) Consultant fails to meet its obligations with respect to milestone or delivery dates, or a fixed fee engagement will extend longer than anticipated in the relevant Statement of Work, and (b) the conditions described in clause (a) are due to USCC’s failure to perform its responsibilities described in the Statement of Work, Consultant shall not be deemed to be in breach of this Agreement, and the Schedule shall be amended to account for any delays to the extent caused by USCC’s failure.

2.6              Proprietary Rights.

(a)          Notwithstanding anything to the contrary contained herein, the following provisions of this Section 2.6(a) shall apply solely with respect to Services and Deliverables (including Consultant Tools) that are provided in connection with (I) Consultant’s software that was licensed to USCC on or before the Effective Date; (II) any of Consultant’s software products that were known as of the Effective Date as “Ensemble” products and were licensed to USCC thereafter; and (III) any derivative works created by Consultant for USCC based upon the items described in the preceding clause (I) or (II).

(i)                  Except with respect to Consultant Tools, as between USCC and Consultant, upon payment by USCC for the applicable Deliverables, USCC shall own all right, title, and interest, including, without limitation, all copyright, patent, trademark, trade secret and any other intellectual property and proprietary rights, to the Deliverables.  Consultant may use the Deliverables solely in connection with its performance of the Services.  The Deliverables constitute work specially ordered and commissioned for

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

use as contribution to a collective work and is work made for hire pursuant to U.S. copyright law.  If any Deliverable, or any portion thereof, is not considered a work made for hire, or if Consultant may be entitled to claim any other ownership interest in a Deliverable, Consultant transfers, grants, conveys, assigns, and relinquishes exclusively to USCC all of Consultant’s worldwide right, title and interest in and to such Deliverables, under patent, copyright, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law.  Consultant shall perform, at USCC’s expense, any acts that may be deemed necessary or desirable by USCC to evidence more fully transfer of ownership of the Deliverables to USCC.

(ii)                USCC acknowledges that as part of Consultant’s provision of the Services hereunder, Consultant may utilize Consultant Tools.  Consultant Tools shall remain solely and exclusively the property of Consultant.

(iii)               Upon payment by USCC for the applicable Deliverable that incorporates any Consultant Tools, to the extent that Consultant incorporates any of Consultant Tools into the Deliverables (which Consultant shall do only in accordance with the applicable Statement of Work), Consultant hereby grants to USCC a worldwide, perpetual, royalty-free, nonexclusive, internal use, right and license to use, modify, display, perform and reproduce Consultant Tools (in both source code and object code formats), and to prepare derivative works based on Consultant Tools, solely in connection with USCC’s use, operation, modification, enhancement and maintenance of the Deliverables, and, subject to Section 4, to authorize its agents, subcontractors or employees to do any or all of the foregoing.  Additionally, USCC may transfer its license to, or may sublicense, Consultant Tools to the extent that such Consultant Tools are incorporated into a Deliverable, if USCC transfers or sublicenses such Deliverable.  Notwithstanding the foregoing, USCC shall not: (i) license, sublicense, or disclose to any third party any Consultant Tools except as incorporated into a Deliverable; (ii) utilize or disclose Consultant Tools as independent programming, development tools or templates; or (iii) translate, decompile, disassemble or reverse engineer all or any part of Consultant Tools (nor permit any third party to do the same).

(iv)              Any assignment of ownership rights or license rights in the Deliverables pursuant to this Section 2.6(a) shall be deemed to occur upon payment by USCC of the fees and charges directly attributable to that particular Deliverable, whether or not the particular Statement of Work has been completed; provided, however, that USCC may use such Deliverables prior to such payment for purposes of this Agreement, including acceptance testing, as described in Section 2.7.

(v)                Consultant may use any USCC Materials only for purposes of performing the Services hereunder.  Except as set forth in the foregoing sentence, all

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

right, title and interest in and to the USCC Materials are reserved by USCC.  Except as expressly granted herein, nothing in this Agreement shall be construed as conferring any right, title, interest or license by implication, estoppel or otherwise with respect to the USCC Materials upon Consultant.

(vi)              Notwithstanding the right of USCC to ownership of the Deliverables as set forth in this Section, Consultant retains the right to redevelop similar Deliverables for itself and for other customers of Consultant where such development does not include the actual Deliverable developed for USCC as aforesaid.

(b)         Notwithstanding anything to the contrary contained herein, the following provisions of this Section 2.6(b) shall apply solely with respect to Services and Deliverables (including Consultant Tools) that are provided in connection with (I) Consultant’s software that was licensed to USCC after the Effective Date; (II) any of Consultant’s software products that were known as of the Effective Date as other than “Ensemble” products and were licensed to USCC thereafter; and (III) any derivative works created by Consultant for USCC based upon the items described in the preceding clause (I) or (II).

(i)                  Any intellectual property that is created by Consultant for, or in connection with, such software as part of the Services shall vest with (I) Consultant, or (II) Consultant and USCC, in accordance with the following, except as otherwise agreed and specified in the applicable SOW:

(A)              Category [***] Deliverables (as defined in Exhibit H and the applicable SOW) – All intellectual property rights in such Deliverables shall vest with Consultant.  Consultant hereby grants to USCC a royalty-free license to use such Deliverables in conjunction with, and otherwise in accordance with, the same license terms as the license granted by Consultant to USCC to Consultant’s proprietary software products to which such Deliverable relates.
(B)              Category [***] Deliverables (as defined in Exhibit H and the applicable SOW) – Consultant hereby irrevocably transfers and assigns to USCC an equal, undivided, one-half (l/2) interest (provided that USCC’s interest shall be restricted in the case of Category [***] Deliverables as set forth in Section 2.6(b)(i)(B)(I)) in all intellectual property rights in Category [***] Deliverables, except with respect to Consultant Tools, without an obligation to account to Consultant for any exploitation of such jointly-owned Category [***] Deliverables. USCC hereby acknowledges that upon such transfer and assignment by Consultant, Consultant

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

retains all right, title and interest in and to an equal, undivided, one-half (l/2), unrestricted interest in all intellectual property rights in Category [***] Deliverables, without an obligation to account to USCC for any exploitation of such jointly-owned Category [***] Deliverables.
(I)                 Each Category [***] Deliverable shall be further classified either as a Category [***] Deliverable or a Category [***] Deliverable as agreed upon by the parties and set forth in the SOW.
(II)              In addition to any other restrictions and limitations applicable to Category [***] Deliverables in general or applicable to Category [***] Deliverables, USCC’s interest in Category [***] Deliverables shall be subject to the restrictions set forth in Section 4.1(f).
(C)             Category [***] Deliverables (as agreed and specified in the applicable SOW) – All intellectual property rights in such Category [***] Deliverables, except with respect to Consultant Tools, shall vest with USCC subject to any rights as expressly provided to Consultant in this Section 2.6(b)(i)(C) and/or the applicable SOW.  Consultant may use such Deliverables solely in connection with its performance of the Services.  Notwithstanding the right of USCC to ownership of such Deliverables, Consultant retains the right to redevelop and unrestricted rights to use, transfer or otherwise exploit similar Deliverables for itself and for other customers of Consultant where such development does not include the actual Category [***] Deliverable developed for USCC.

(ii)                USCC acknowledges that as part of Consultant’s provision of the Services in connection with such software, Consultant may utilize Consultant Tools, which shall remain solely and exclusively the property of Consultant. Upon payment by USCC for any applicable Deliverable that incorporates any Consultant Tools, to the extent that Consultant incorporates any of Consultant Tools into the Deliverables (which Consultant shall do only in accordance with the applicable Statement of Work), Consultant hereby grants to USCC a worldwide, perpetual, royalty-free, nonexclusive, internal use, right and license to use, modify, display, perform and reproduce Consultant Tools (in both source code and object code formats), and to prepare derivative works based on Consultant Tools, solely in connection with USCC’s use, operation, modification, enhancement and maintenance of the Deliverables, and, subject to Section 4, to authorize its agents, subcontractors or employees to do any or all of the foregoing.  Additionally, USCC may transfer its license to, or may sublicense, Consultant Tools to the extent that such Consultant Tools are incorporated into a Deliverable, if USCC transfers or sublicenses such

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Deliverable.  Notwithstanding the foregoing, USCC shall not: (i) license, sublicense, or disclose to any third party any Consultant Tools except as incorporated into a Deliverable; (ii) utilize or disclose Consultant Tools as independent programming, development tools or templates; or (iii) translate, decompile, disassemble or reverse engineer all or any part of Consultant Tools (nor permit any third party to do the same).

(iii)              Consultant may use any USCC Materials only for purposes of performing the Services hereunder.  Except as set forth in the foregoing sentence, all right, title and interest in and to the USCC Materials are reserved by USCC.  Except as expressly granted herein, nothing in this Agreement shall be construed as conferring any right, title, interest or license by implication, estoppel or otherwise with respect to the USCC Materials upon Consultant.

(iv)              Subject to Section [***], Consultant, on behalf of itself and its suppliers, reserves all proprietary rights in and to (A) all designs, engineering details and other data pertaining to the Services related to such software, and (B) all original works, computer programs, discoveries, inventions, patents, know-how, and techniques arising out of the Services done wholly or in part by Consultant or its contractors.  Performance by Consultant of the Services will not be deemed to create works-for-hire but will instead be subject to this Section 2.6(b).

2.7              Acceptance of Services and Deliverables.  USCC, with Consultant’s cooperation and assistance, may conduct acceptance tests to verify whether the Services and/or Deliverables substantially conform to the applicable Specifications as and to the extent and during the time period (the “Acceptance Period”) specified in the applicable Statement of Work.  If USCC notifies Consultant of any material non-conformities with the Specifications in any of the Services or Deliverables (collectively “Non-conformities”) in writing within the applicable Acceptance Period, Consultant shall promptly correct such Non-conformities at its own expense and shall notify USCC when the corrections are complete.  USCC then shall have the right to test the corrected Services or Deliverables, as upon the initial completion of the applicable Services or Deliverables.  USCC and Consultant may agree in a Statement of Work that certain Non-conformities will be corrected after acceptance of a Service or Deliverable during the post-implementation period.  If USCC does not notify Consultant of any material Non-conformities within the Acceptance Period, or if USCC commences commercial use of the Services or Deliverables in connection with bills sent or other services provided to USCC subscribers (“Commercial Use”), USCC shall be deemed to have accepted the Services or Deliverables. USCC may, subject to Section 11.17, terminate the Services under a Statement of Work if Consultant fails to correct a Non-conformity with respect to such Statement of Work within sixty (60) days (the “Correction Period”) after the later to occur of the following:  (a) Consultant’s receipt of written notice from USCC of such Non-Conformity, or (b) Consultant’s receipt of written notice from USCC that USCC will terminate the Services if such Non-conformity is not corrected. In such event, Consultant shall refund the fees and expenses paid by USCC to Consultant for: (i) the

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Non-conforming Services or Deliverables under such Statement of Work, and (ii) any other Services or Deliverables that were previously paid for in whole or in part by USCC under such Statement of Work (the “Initial Services or Deliverables”) in which the Initial Services or Deliverables were identified as being part of an aggregated Deliverable (the “Aggregated Deliverable”) comprising additional components or phases, including the Non-conforming Services or Deliverables, that were intended to be used together, and provided that: (A) the Non-conforming Services or Deliverables were identified in such Statement of Work as being parts of the Aggregated Deliverable; (B) the value to USCC of the Initial Services or Deliverables is materially diminished because such Initial Services or Deliverables will not be part of the Aggregated Deliverable; (C) the Initial Services or Deliverables have been in Commercial Use for less than one hundred (100) days; and (D) USCC ceases Commercial Use of the Initial Services or Deliverables at or before the end of the Correction Period and returns to Consultant the Deliverables that are part of such Initial Services or Deliverables. The foregoing shall be USCC’s sole remedy for such Non-conformity.

2.8              Replacement of Personnel.

(a)          If any Consultant employee or agent performing Services hereunder solely at USCC’s site is replaced (i) for the reasons set forth in Section 2.2(b)(i), or (ii) by Consultant other than at USCC’s direction, the choice of replacement personnel shall be subject to USCC’s approval, which will not be unreasonably withheld.  In addition, Consultant shall not charge USCC for activities relating to required knowledge transfer to the replacement and otherwise preparing the replacement to perform Services at USCC’s site.

(b)         If USCC requests that any Consultant employee or agent be replaced within one week after such employee or agent begins performing Services hereunder for the reasons set forth in Section 2.2(b)(ii), and such employee or agent is replaced, then Consultant shall not charge USCC for any Services performed by or expenses incurred by such replaced employee or agent.

2.9              USCC Affiliates.  During the term of this Agreement, if any USCC Affiliate desires to engage Consultant to perform Services hereunder, such USCC Affiliate may enter into a Statement of Work hereunder.  Any such Statement of Work shall create contractual rights and obligations solely between such USCC Affiliate and Consultant.

3.                  FEES AND EXPENSES.

3.1              Service Fees. Subject to Sections 3.2 and 3.3, USCC shall pay Consultant for the provision of Services in accordance with the schedule of fees and charges set forth in the applicable Statement of Work.  Consultant’s current time and materials rates for Services are specified in Exhibit I hereto. Subject to the foregoing sentence and USCC’s obligations to provide facilities and equipment for Consultant’s use, at no cost to Consultant, in accordance with this Agreement and the applicable Statement of Work,

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Consultant shall furnish all labor, materials, services and equipment, and shall perform all of the Services, solely at Consultant’s cost and expense.  Without right to reimbursement from USCC, Consultant shall pay or cause to be paid all contributions, payments, taxes and deductions for social security, old age retirement benefits, unemployment insurance, and annuities, pension or welfare fund payments required by any labor union or by any governmental body, and all withholding taxes, measured by or related to the wages, salaries or other compensation paid to persons employed or engaged by Consultant in connection with the performance of such Services under this Agreement. Consultant shall comply with all laws and regulations in connection with the foregoing.

3.2              Time Entry.  Consultant shall cause all Consultant personnel performing Services hereunder on a time and materials basis to enter the time they spend performing such Services into a USCC-provided time entry system, set forth in the applicable Statement of Work, or via any other USCC-defined method set forth in the applicable Statement of Work, on a weekly basis.  Notwithstanding anything to the contrary herein, USCC shall not be required to pay any hourly fees associated with Services to the extent that the time spent performing such Services has not been entered into such time entry system within 30 days after the performance thereof.

3.3              Service Fee.  Except as otherwise provided in a Statement of Work, Consultant agrees and acknowledges that, to the extent agreed by Consultant and USCC’s vendor management service provider (the “VMSP”) and to the extent that Consultant is required by USCC to use the services of such VMSP, USCC shall deduct from Consultant’s fee a certain percentage of the fees incurred for Services performed hereunder (other than expenses) and will instead use such deducted amounts to subsidize the cost of services provided to USCC by such VMSP.

3.4              Expenses.  USCC shall reimburse Consultant for its reasonable out-of-pocket costs and expenses specifically authorized in the applicable Statement of Work or otherwise authorized in advance in writing by USCC in connection with the Services and in accordance with the reimbursement policy summarized in Exhibit E.  Consultant shall submit a weekly expense report (including documentation of all reported expenses) to USCC, in the manner set forth in the applicable Statement of Work, detailing expenses incurred no earlier than two weeks prior to the date of such report.  Consultant shall provide documentation of all expenses for which Consultant requests reimbursement on a monthly basis in accordance with the agreed reimbursement policy, prior to the generation of any invoice on which such expenses are listed.  Notwithstanding anything to the contrary herein, USCC shall not be required to reimburse Consultant for any expenses to the extent that Consultant has not presented an expense report verifying such expenses within 45 days after such expenses were incurred.

3.5              Records; Audit.  Consultant shall maintain adequate records of the fees and expenses charged to USCC with respect to the Services under each Statement of Work for at least two (2) years after completion of the applicable Statement of Work.  Consultant shall make such records available to USCC during normal business hours and at agreed-upon times upon (a) written notice of not less than 60 days in the case of USCC’s internal auditors, or (b) for all other auditors (e.g., external, governmental, etc.), written notice as

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

long in advance as reasonably practicable.  Consultant shall cooperate in any audit of such records that USCC may undertake; provided, however, that any such audit shall be solely at USCC’s cost and expense.  If, as a result of such audit, it is determined that Consultant has overcharged USCC, USCC shall notify Consultant of the amount of such overcharge, and Consultant shall credit to USCC the amount of such overcharge.  If any audit reveals discrepancies equal to or greater than 5% for the period of time audited, Consultant shall reimburse USCC for all reasonable out of pocket costs related to the audit.  No such audit may occur more than once in any 12-month period unless USCC needs to do so for purposes for defending itself or its Affiliates with respect to litigation or threatened litigation.

3.6              Payment Terms.  Invoices for the Services shall be generated as described in the applicable Statement of Work every thirty (30) days for time and materials engagements or at agreed upon milestones or period payment dates for fixed price engagements, as set forth in the relevant Statement of Work, with any credit balance to be applied to any amounts due Consultant by USCC or refunded, as the case may be.  If generated by Consultant, invoices shall be mailed to USCC at the address set forth in Section 11.7 hereof and shall include documentation of all expenses for which Consultant requests reimbursement in such invoice.  All payments of undisputed fees and reimbursements of expenses/materials costs by USCC to Consultant shall be made within thirty (30) days after USCC’s receipt or USCC’s generation of the applicable invoice.  If USCC or Consultant believes that any adjustments to any invoices are necessary, it shall give written notice to the other party, detailing the nature and basis of the requested adjustment, within ten (10) days after the disputing party’s receipt of such invoice.  USCC has the right to withhold any amounts that are the subject of a good-faith dispute.  Consultant shall continue to perform the Services during the resolution of any such dispute.  The parties shall negotiate in good faith to resolve any dispute relating to an invoice within twenty (20) days after a party has notified the other party of such a dispute.  Consultant may assess interest on past due amounts at the lesser of 12% per annum or the maximum interest rate allowed by law; provided, however, at least three business days prior to assessing any such interest, Consultant shall notify USCC in writing (which may occur via electronic mail) that Consultant has not yet received the applicable payment, and Consultant shall not assess any such interest if USCC tenders payment prior to the end of such three business day period.

3.7              Taxes.  Except as otherwise expressly set forth in this Agreement or the applicable SOW, USCC and Consultant shall be responsible for the timely reporting and payment of all taxes legally applicable to and assessable on USCC and Consultant, respectively, in connection with this Agreement including (a) sales, use, excise, value-added, business, service, goods and services, consumption, and other similar taxes; (b) withholding and employment-related taxes and fees; (c) franchise and property taxes; (d) customs and duties and other ad valorem taxes and government fees; and (e) its own income taxes. In this regard, however:

(a)          USCC shall bear the burden of United States federal, state and local sales, use and similar taxes imposed on USCC’s purchase/use of Consultant’s property and USCC’s receipt of Consultant’s services (“U.S.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Transaction Taxes”). U.S. Transaction Taxes that the Consultant is required to collect shall be separately stated on Consultant’s invoices and will be in addition to other charges.

(b)         Consultant shall bear the burden of all other foreign and United States taxes imposed in connection with the transactions contemplated by this Agreement other than (i) U.S. Transaction Taxes, (ii) withholding and employment-related taxes and fees of individuals not considered Consultant’s employees or subcontractors under this Agreement, and (iii) USCC’s own United States (federal, state, and local) franchise, property and income taxes.

(c)          USCC may withhold from any payments due Consultant and remit to the relevant taxing jurisdictions any tax required by law to be withheld and remitted.  If Consultant supplies USCC with the correct federal income tax form that properly claims complete exemption from U.S. withholding tax under a treaty and such federal income tax form is true, complete and accurate in all respects, USCC does not intend to withhold such tax.  However, if USCC does not withhold based on exemption information provided by Consultant in accordance with this Section or Section 3.7(e), Consultant shall remain responsible for any such non-withheld taxes later assessed against USCC.  If USCC intends to withhold despite information provided by Consultant in accordance with this Section or Section 3.7(e), USCC shall provide to Consultant a written explanation in sufficient detail for Consultant to understand the justification for such withholding.

(d)         Each party shall promptly reimburse the other party for any tax paid by that other party but for which that first party is to bear the burden.

(e)          The parties shall cooperate in good faith to minimize taxes to the extent legally permissible including, without limitation, the timely provision to the other party of any resale exemptions, multiple points of use certificates, treaty certifications and other exemption information reasonably requested by the other party.

(f)           Except as provided in Section 3.7(g), as used in this Section 3.7, the word “tax” or “taxes” includes interest imposed thereon and penalties imposed with respect thereto.

(g)          Notwithstanding the foregoing: (i) USCC will not bear the burden of interest and penalties resulting from Consultant’s failure to withhold taxes or to charge USCC taxes or from Consultant’s failure to timely and properly file any related tax or other jurisdictional filings except where such failure is due to an action or inaction by USCC; and (ii) Consultant will not bear the burden of interest and penalties resulting from USCC’s failure to withhold taxes or to charge Consultant taxes or from USCC’s

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

failure to timely and properly file any related tax or other jurisdictional filings except where such failure is due to an action or inaction by Consultant.

4.                  CONFIDENTIALITY.

4.1              Nondisclosure of Confidential Information.

(a)          All Confidential Information supplied by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) shall remain solely and exclusively the property of the Disclosing Party.  Except as expressly authorized herein or by prior written consent of the Disclosing Party, which consent may be withheld in the Disclosing Party’s sole discretion, the Receiving Party shall not use or disclose to any third party any of the Disclosing Party’s Confidential Information.

(b)         The Receiving Party shall only disclose the Disclosing Party’s Confidential Information to those of its Affiliates and their respective employees and individuals providing services to Receiving Party, agents, representatives and consultants (i.e., individuals providing services for the Receiving Party on an independent contractor basis (each an “Independent Contractor”), as opposed to personnel of a third-party vendor, other than a staffing agency, that provides services for the Receiving Party) who have a need to know it for the purposes of this Agreement and who have executed a written nondisclosure agreement containing terms substantially similar to this Section 4 regarding such Confidential Information (or, with respect to the Receiving Party’s employees and those of its Affiliates, are otherwise subject to terms substantially similar to this Section 4 regarding such Confidential Information).  The Receiving Party shall protect the Confidential Information of the Disclosing Party with the same level of care with which it protects its own Confidential Information, but in no event with less than reasonable care.

(c)          Each party shall be responsible for any unauthorized use or disclosure of any the other party’s Confidential Information received by it and its Affiliates and their respective employees and Independent Contractors (i.e., individuals).

(d)         Other vendors of USCC who will have access to Consultant’s Confidential Information will first sign a nondisclosure agreement with Consultant substantially in the form attached hereto as Exhibit C1.  (If Consultant will have access to the vendor’s confidential information, Consultant and such vendor will instead sign the mutual nondisclosure agreement substantially in the form attached hereto as Exhibit C2.)

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(e)          If such vendor is a Consultant Competitor (as defined in Exhibit F hereto), USCC will not provide to such vendor any Category [***] Deliverable (as defined in Exhibit H and the applicable SOW) for a period of [***] following commencement of Consultant’s Services for the development of such Deliverable.  USCC will also sign a confidentiality and nondisclosure agreement with such Consultant Competitor that limits such Consultant Competitor’s use of Consultant’s Confidential Information to supporting USCC’s use of the Deliverables hereunder.

(f)           With respect to the Category [***] Deliverables, a Consultant Competitor may be provided access to such Deliverables subject to the following restrictions: (i) such access shall be used solely for purposes of providing services for USCC and shall be provided only to individuals who have a need for such access in order to provide services for USCC; (ii) such Deliverables shall reside exclusively on USCC’s network; (iii) such Consultant Competitor shall be limited to accessing such Deliverables either via direct access to USCC’s network or via VPN-like technology; and (iv) such Consultant Competitor shall have agreed not to replicate such Deliverables locally and otherwise not to remove such Deliverables from USCC’s network. USCC shall remain primarily liable for any violation by such Consultant Competitor of any of the foregoing terms or conditions in this Section 4.1(f). In the event of such violation, Consultant shall be entitled to all remedies available at law and equity including termination of any affected license. In addition, notwithstanding anything to the contrary in this Agreement, USCC will indemnify Consultant for any damages incurred by Consultant as a result of such violation by such Consultant Competitor of any of the foregoing terms or conditions in this Section 4.1(f).

4.2              Required Disclosures.  Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent that the Receiving Party is required by any applicable governmental authority to do so; provided, however, that in such event, to the extent permitted by applicable law, the Receiving Party shall notify the Disclosing Party and shall cooperate with the Disclosing Party in any attempt to contest or limit such required disclosure, solely at the Disclosing Party’s cost and expense.  Notwithstanding the foregoing, the parties intend to file with the U.S. Securities and Exchange Commission a jointly-redacted version of this Agreement along with a request for confidential treatment thereof, and each party will continue to treat such redacted terms as the Confidential Information of the other.

5.                  TERM AND TERMINATION.

5.1              Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated in accordance with Section 5.2.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.2              Termination.

(a)          USCC or Consultant may terminate this Agreement and all Statements of Work hereunder, immediately upon written notice of termination, in the event of a material breach of this Agreement by the other party, if such breach continues uncured for a period of sixty (60) days after written notice of such breach, subject to Section 11.17; provided, however, that USCC or Consultant, as applicable, may also choose to terminate only the Statement of Work related to the applicable breach.

(b)         USCC or Consultant may terminate this Agreement and all Statements of Work hereunder, immediately upon written notice of termination to the other party, in the event the other party: (i) becomes insolvent; (ii) makes an assignment for the benefit of creditors; (iii) files a voluntary bankruptcy petition; (iv) acquiesces to any involuntary bankruptcy petition; or (v) is adjudicated bankrupt.

(c)          USCC or Consultant may terminate this Agreement for any or no reason upon thirty (30) days written notice to the other party, provided that there are no then-current Statements of Work.

(d)         Unless otherwise provided in a Statement of Work or otherwise agreed by the parties in writing, USCC may terminate any Statement of Work for any or no reason upon written notice to Consultant at least 45 days prior to the effective date of such termination.

(e)          Either party may terminate a Statement of Work in accordance with Section 2.7 or 11.4.

5.3              Consequences of Termination.

(a)          Prior to the effective date of such termination, a final invoice including all fees and charges for Services performed and expenses incurred prior to and including the effective date of termination shall be generated as set forth in each applicable Statement of Work, and USCC shall pay such bill in accordance with Section 3.6. For Statements of Work to be performed for a fixed fee, unless otherwise set forth in such Statement of Work, USCC shall be invoiced and shall pay for fees and expenses relating to: (i) Deliverables and other milestones, each to the extent accepted in accordance with Section 2.7, plus (ii) for each partially completed Deliverable, an amount equal to the product of (A) the percentage of completion of such partially-completed Deliverable stated as a decimal, multiplied by (B) the fees set forth in the Statement of Work for such Deliverable if such Deliverable had been completed.

(b)         If USCC wishes to terminate a Statement of Work upon less than 30 days notice (or such notice as is otherwise set forth in the applicable Statement of Work), USCC shall pay: (i) for, time and materials

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

engagements, a fee equal to the aggregate amount that Consultant’s personnel performing the applicable Statement of Work would have billed during each day of the Short Notice Period; or (ii) for fixed fee engagements, the greater of (A) the time and materials that Consultant’s personnel performing the applicable Statement of Work would have billed during each day of the Short Notice Period, and (B) the pro rated amount of the fixed fee applicable to the Short Notice Period.  “Short Notice Period” shall mean the number of days that is equal to thirty days, less the number of days’ notice of termination provided by USCC.

(c)          Upon the termination of this Agreement, Consultant shall deliver all existing Deliverables and all Deliverables-in-progress to USCC.

(d)         Except with respect to any of Consultant’s Confidential Information contained or embodied in the Deliverables and Deliverables-in-progress delivered to USCC pursuant to Section 5.3(c), upon the termination of this Agreement, each party shall return to the other party all Confidential Information of the other party (including all copies thereof) and all other papers, materials and other property of the other party in such party’s possession, and certify that it has deleted such Confidential Information from all of its electronic media, provided, however, that USCC may retain whatever Consultant Confidential Information is necessary to exercise any of USCC’s surviving rights or obligations hereunder.

(e)          Sections 2.6, 3.5, 4, 5.3, 7, 8, 9, 11.2, 11.5, 11.6, 11.7, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13, 11.14, 11.15, 11.16 (to the extent set forth therein), 11.17 and 11.18, and any other provision that should naturally extend beyond the termination of this Agreement shall survive termination of this Agreement for any reason.

6.                  INSURANCE.

6.1              Consultant shall maintain, during the term of this Agreement, at its own expense, the following insurance related to Consultant’s activities in the United States:

(a)          Statutory workers compensation insurance and employer’s liability in an amount no less than $1,000,000 per occurrence;

(b)         Comprehensive general liability insurance with bodily injury and property damage limits of $10,000,000 per occurrence and annual aggregate (in any combination of primary or umbrella coverage). (Such insurance shall include products liability, contractual liability and completed operations coverage.)

(c)          If the use of automobiles is required, comprehensive automobile liability insurance, each with limits of $1,000,000 for bodily injury, including death, to any one person, and $1,000,000 for each occurrence of property damage;

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(d)         Excess liability insurance in the umbrella form with a combined single limit of $5,000,000 annual aggregate; and

(e)          Professional liability or errors and omissions insurance in the amount of $10,000,000 per claim and in the aggregate. The professional liability insurance shall include coverage for infringement of intellectual property rights of any third party (including infringement of copyrights and trademarks, but excluding infringement of patents and trade secrets). The coverage shall include claims arising from wrongful acts from technology products or professional services, including coverage for claims resulting from viruses, and unauthorized access of private or confidential information. The coverage shall be maintained during the term of this Agreement and for at least one (1) year after termination of this Agreement.

6.2              The Commercial General Liability policy shall name USCC as additional insured and waive subrogation in favor of USCC, and such endorsements shall be listed on a certificate of insurance furnished to USCC.

6.3              Consultant shall furnish to USCC certificates of such insurance upon written request.  Consultant shall not cancel or fail to renew such insurance without providing written notice to USCC within 30 days following such cancellation or nonrenewal.

6.4              Consultant shall ensure that Consultant’s subcontractors, if any, which may enter upon USCC’s premises, maintain similar insurance and agree to furnish USCC, if requested, with certificates or adequate proof of such insurance.

7.                  WARRANTIES.

7.1              Violation of Law.  Consultant represents and warrants to USCC that as of the date of performance, Consultant’s performance of the Services does not and shall not violate any applicable law, rule, or regulation.

7.2              Professional Standards.  Consultant represents and warrants to USCC that: (a) all Services will be performed and all Deliverables delivered by Consultant in a good and workmanlike manner in accordance with applicable industry standards and practices and the Specifications for such Services and Deliverables set forth in the applicable Statement of Work (subject to USCC’s undertaking to provide facilities and equipment as specified in this Agreement and the applicable Statement of Work); (b) Consultant possesses the necessary equipment, personnel and other expertise necessary to provide the Services and Deliverables as set forth herein and in the Statement of Work; and (c) Consultant personnel rendering the Services and developing the Deliverables shall have the appropriate technical skills, training, experience and expertise to enable Consultant to perform its responsibilities hereunder. The warranty period is [***] days. If Consultant breaches this warranty, then subject to the applicable terms and conditions set forth in Sections 2.2(b) and 2.8, Consultant shall replace the relevant Consultant personnel. The foregoing shall be USCC’s sole remedy for such breach.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.3              Services and Deliverables Warranties and Obligations.

(a)          USCC shall be responsible for ensuring its compliance with all applicable laws and regulations and with USCC’s security and data privacy policies. To the extent such compliance will be impacted by the deployment of software Deliverables being provided to USCC under this Agreement, Consultant will, via compliance with the Specifications in the applicable SOW, make reasonable efforts to ensure compliance of such Services and Deliverables to requirements specified by such applicable laws and regulations and USCC’s security and data privacy policies. To the extent requested by USCC and specified in the applicable SOW, Consultant shall make available to USCC appropriate product and subject matter experts as may reasonably be requested to assist USCC in defining the business requirements and functionality required for USCC to comply with (i) applicable laws and regulations, including privacy rights protection and data security requirements, and (ii) laws and regulations relating to the protection and privacy of the USCC Personally Identifiable Information, all to the extent expressly agreed to in the Specifications in the applicable SOW, provided, however, that in so assisting USCC, USCC shall not require Consultant to provide, and Consultant shall not be deemed to have provided, any legal services, advice or counsel to USCC.

(b)         For a period of [***] ([***]) days following USCC’s acceptance of any Services or Deliverables in accordance with Section 2.7, Consultant represents and warrants to USCC that the Deliverables and Services shall materially conform to and perform in substantial accordance with the applicable Specifications.

(c)          The foregoing warranties of Consultant shall not apply to Deliverables that are modified by anyone other than Consultant or its agents (except as authorized by Consultant).  If Consultant breaches this warranty, Consultant shall use commercially reasonable efforts to repair or replace the defective Deliverables or Services within 60 days (the “Cure Period”) after being notified of such breach by USCC and that USCC will require a refund of the fees paid for such defective Deliverable if such Non-conformity is not corrected.  If Consultant fails to repair or replace such defective Deliverables within 60 days after being notified of such breach by USCC, Consultant shall, subject to Section 11.17, refund to USCC the fees and expenses paid by USCC to Consultant for: (i) such defective Deliverables, and (ii) any Initial Services or Deliverables that were previously paid for in whole or in part by USCC under such Statement of Work in which the Initial Services or Deliverables were identified as being part of an Aggregated Deliverable; provided that: (A) such defective Deliverables were identified in such Statement of Work as being part of the Aggregated Deliverable; (B) the value to USCC of the Initial Services or Deliverables is materially

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

diminished because such Initial Services or Deliverables will not be part of the Aggregated Deliverable; (C) the Initial Services or Deliverables have been in Commercial Use for less than one hundred (100) days; and (D) USCC ceases Commercial Use of the Initial Services or Deliverables at or before the end of the Cure Period and returns to Consultant the Deliverables that are part of such Initial Services or Deliverables.  The foregoing shall be USCC’s sole remedy for such breach.  Notwithstanding the foregoing, any warranty period for custom software will be specified in the applicable Statement of Work.

7.4              Viruses.  Consultant represents and warrants to USCC that it will use commercially reasonable means to ensure that its performance of the Services and the Services themselves will not introduce viruses or other harmful elements designed to disrupt the orderly operation of, or impair the integrity of data files resident on, any of USCC’s hardware.  Consultant further represents and warrants to USCC that Consultant shall use the latest generally and commercially available (in the United States) and most comprehensive virus detection/scanning programs, from a reputable vendor of anti-virus software, to protect USCC’s systems and data.  Consultant further represents and warrants to USCC that, as of the date each Deliverable is delivered to USCC, such Deliverable shall not contain any such virus or other harmful element.

7.5              DISCLAIMER.  CONSULTANT MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN RELATION TO THE SERVICES PROVIDED HEREUNDER, OTHER THAN AS MAY BE SPECIFICALLY SET FORTH HEREIN. WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER STATUTORY WARRANTIES OF ANY KIND ARE HEREBY WAIVED.  USCC EXPRESSLY AGREES THAT CONSULTANT DOES NOT REPRESENT OR WARRANT THAT SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE.

8.                  INDEMNIFICATION.

8.1              Indemnification by Consultant.

(a)          Consultant shall indemnify, defend and hold USCC, its Affiliates and their respective officers, directors, agents and employees harmless from and against any claims, losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from:  (i) any personal injury or property damage arising out of Consultant’s negligence or willful misconduct; (ii) Consultant’s violation of any applicable law, rule, or regulation; and (iii) any third-party claim that the Services or any Deliverable (including any Consultant Tools incorporated into a Deliverable) infringes, misappropriates or violates such third party’s patent, trademark, trade secret, copyright or other intellectual property or proprietary right.  Consultant shall not be obligated to indemnify USCC, however, to the extent that such claim is caused by: (A) USCC’s use of the Deliverables other than in accordance

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

with applicable documentation or instructions supplied by Consultant; (B) any alteration, modification or revision of the Deliverables not expressly authorized in writing by Consultant; (C) USCC’s failure to use or implement corrections or enhancements to the Deliverables made available free of charge to USCC by Consultant that do not cause such Deliverables to fail to meet the applicable warranties and Specifications therefor; (D) USCC’s use of a combination of the Deliverables with other materials not provided, recommended, authorized or approved by Consultant and not otherwise required in order for USCC to use such Deliverables for their intended use as set forth in the applicable documentation or instructions supplied by Consultant; or (E) requirements, instructions or specifications provided by USCC to Consultant unless Consultant knew or should have known that there was a noninfringing alternative means of complying with such requirements, instructions or specifications.

(b)         If any of the Deliverables or any portion thereof is held, or in Consultant’s reasonable opinion is likely to be held, in any such suit to constitute an infringement, misappropriation or violation of the rights of a third party, Consultant shall within a reasonable time, at its expense and option, either:  (i) secure for USCC the right to continue the use of such Deliverable; or (ii) replace such Deliverable with a substantially equivalent item that is not subject to any such claim, or modify such Deliverable so that it becomes no longer subject to any such claim; provided, however, that after any such replacement or modification, the Deliverable must continue to substantially conform to the Specifications, and further provided, that any such modified or replaced Deliverable shall be subject to all Consultant warranties contained herein.  If Consultant is, in Consultant’s reasonable discretion, unable to either procure the right to continued use of such Deliverable or replace such Deliverable, as provided in clauses (i) and (ii) of the immediately preceding sentence, USCC shall return such Deliverable to Consultant and all other Deliverables rendered to be of no reasonable utility to USCC, and Consultant shall credit to USCC the amount paid to Consultant for such Deliverables as depreciated on a straight-line basis over a period of five (5) years.  If this Agreement terminates or expires prior to the application of any such credit against amounts owed, Consultant shall promptly pay to USCC the amount of any such credit that remains.

8.2              Indemnification by USCC.  USCC shall indemnify, defend and hold Consultant, its Affiliates and their respective officers, directors, agents and employees harmless from and against any claims, losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from: (a) any personal injury or property damage arising out of USCC’s negligence or willful misconduct; and (b) any third-party claim that any computer programs, specifications, content or other USCC-provided materials provided by USCC to Consultant (“USCC Materials”) infringe,

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

misappropriate or violate such third party’s patent, trademark, trade secret, copyright or other intellectual property or proprietary right, except to the extent that any such claim is subject to indemnification by Consultant pursuant to Section 8.1. USCC shall not be obligated to indemnify Consultant, however, to the extent that the claim of infringement, misappropriation or violation is caused by:  (i) use of the USCC Materials other than in accordance with applicable documentation or instructions supplied by USCC; (ii) any alteration, modification or revision of the USCC Materials not expressly authorized in writing by USCC; or (iii) Consultant’s failure to use or implement corrections or enhancements to the USCC Materials made available free of charge to Consultant by USCC.

8.3              Indemnification Procedures.  Promptly after receipt by an indemnified party of a notice of any third-party claim or the commencement of any action, such indemnified party shall: (a) notify the indemnifying party in writing of any such claim; (b) provide the indemnifying party with reasonable assistance to settle or defend such claim, at the indemnifying party’s own expense; and (c) grant to the indemnifying party the right to control the defense and/or settlement of such claim, at the indemnifying party’s own expense; provided, however, that: (i) the failure to so notify, provide assistance and grant authority and control shall only relieve the indemnifying party of its obligation to the indemnified party to the extent that the indemnifying party is prejudiced thereby; (ii) the indemnifying party shall not, without the indemnified party’s consent (such consent not to be unreasonably withheld or delayed), agree to any settlement which: (A) makes any admission on behalf of the indemnified party; or (B) consents to any injunction against the indemnified party (except an injunction relating solely to the indemnified party’s continued use of any infringing Deliverable or USCC Materials); and (iii) the indemnified party shall have the right, at its expense, to participate in any legal proceeding to contest and defend a claim and to be represented by legal counsel of its choosing, but shall have no right to settle a claim without the indemnifying party’s written consent.

9.                  LIMITATION OF LIABILITY.

9.1              Limitation of Liability.  EXCEPT IN CONNECTION WITH SECTIONS 4, 8 AND 10.10(a), IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES, BE LIABLE TO THE OTHER PARTY FOR ANY REASON, WHETHER IN CONTRACT OR IN TORT, FOR ANY DIRECT DAMAGES ARISING OUT OF OR BASED UPON THIS AGREEMENT EXCEEDING IN THE AGGREGATE THE FEES PAID BY USCC TO CONSULTANT DURING THE PRECEDING TWELVE MONTHS UNDER THE APPLICABLE STATEMENT OF WORK FOR THE DEFECTIVE SERVICES OR DELIVERABLES, REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT.  FOR AVOIDANCE OF DOUBT, ANY DIRECT DAMAGES PAID BY A PARTY IN CONNECTION WITH A GIVEN STATEMENT OF WORK HEREUNDER SHALL REDUCE THE LIABILITY LIMIT APPLICABLE TO SUCH STATEMENT OF WORK WITH RESPECT TO ANY DAMAGES FOR WHICH SUCH PARTY MAY BE LIABLE AT ANYTIME DURING

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

THE TWELVE-MONTH PERIOD COMMENCING ON THE DATE THAT SUCH PARTY PAID SUCH DIRECT DAMAGES.

9.2              No Consequential Damages.  EXCEPT IN CONNECTION WITH SECTIONS 4, 8, 10.10(a) AND 10.10(b), IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES, BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.              DATA PRIVACY.

10.1          USCC shall use commercially reasonable efforts to ensure that (a) USCC does not deliver to Consultant any credit card, debit card or financial account data; (b) all social security numbers, driver’s license numbers and tax identification numbers will be masked, obfuscated or encrypted prior to delivery to Consultant; and (c) at the time of delivery to Consultant, all other Personally Identifiable Information of USCC shall be accompanied by a matched file confirming that such Personally Identifiable Information has been masked by USCC prior to delivery of such Personally Identifiable Information to Consultant.  In addition, Consultant’s obligations under this Section 10 shall apply to Personally Identifiable Information delivered or disclosed to Consultant despite USCC’s commercially reasonable efforts to the contrary.  Within thirty-six (36) hours after receipt thereof, Consultant shall destroy the following and notify USCC of such destruction in writing:  (i) any credit card, debit card or financial account data; (b) any social security numbers, driver’s license numbers or tax identification numbers that are not masked, obfuscated or encrypted prior to delivery to Consultant; and (c) any other Personally Identifiable Information of USCC that is not accompanied by a matched file confirming that such Personally Identifiable Information was masked by USCC.

10.2          Without limiting the generality of Consultant’s obligations elsewhere in this Agreement, but subject to Section 10.1 and Consultant’s compliance with Exhibit G, Consultant shall:  (a) not use or disclose to any other party any Personally Identifiable Information of USCC that it receives from USCC, directly or indirectly, in connection with this Agreement except in accordance with this Agreement; (b) not permit any officer, director, employee, agent, subsidiary, affiliate, or any other person or entity acting on behalf of Consultant to process Personally Identifiable Information unless such processing is in compliance with this Agreement, conducted only by Consultant’s employees who have a legitimate business reason to process such Personally Identifiable Information and have been appropriately trained and bound by a legally enforceable confidentiality agreement containing obligations no less stringent than those contained in this Agreement; and (c) process Personally Identifiable Information only on the instruction and for purposes of USCC and in accordance with this Agreement.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

10.3          Consultant shall comply with ISO 27001 with respect to individuals or entities whose Personally Identifiable Information will be processed by Consultant pursuant to this Agreement. Consultant will refrain from, by act or omission, placing USCC in violation of any applicable privacy or data protection law (including, without limitation, the Israeli Protection of Privacy Law) by providing services to USCC in accordance with Section 7.3(a).  With respect to any data processed in Israel, Consultant shall process such data solely in a manner expressly permitted by this Agreement and consistent with the laws of Israel.

10.4          Consultant will not disclose Personally Identifiable Information to any third party (including, without limitation, Consultant’s subsidiaries and affiliates and any person or entity acting on behalf of Consultant) unless with respect to each disclosure:  (a) the disclosure is necessary in order to carry out Consultant’s obligations under this Agreement; (b) such third party is bound by the same provisions and obligations set forth in this Agreement; (c) Consultant has received prior written consent from USCC; and (d) Consultant shall remain responsible for any breach of the obligations set forth in this Agreement and any violation of ISO 27001 to the same extent as if Consultant caused such breach or violation. Consultant shall not disclose Personally Identifiable Information outside of the United States without USCC’s prior written consent (including by e-mail).

10.5          Consultant shall maintain commercially appropriate and reasonable technical and organizational security measures (consistent with the type of Personally Identifiable Information being processed and the services provided by Consultant), which shall include physical, electronic and procedural safeguards to protect Personally Identifiable Information supplied to Consultant against any breach of its obligations set forth in this Section 10 (such breach, a “Data Security Breach”) or processing not expressly authorized by or for the purposes of USCC.  Such measures shall include, but are not limited to, data information privacy, security and disaster recovery measures, including server firewalls, encryption for data storage and transmission at a level of security equal to or greater than 128-bit Secure Sockets Layer (SSL) encryption, physical facility security, hacking detection and prevention measures, rules and procedures for database management, access authorization management and a business resumption program. For the avoidance of doubt and notwithstanding the foregoing, Consultant’s compliance with ISO 27001 and Exhibit G shall be deemed compliance with all of its obligations pursuant to this Section 10.5.

10.6          Upon request from USCC, Consultant will provide evidence that it has established and maintains technical and organizational security measures governing the processing of Personally Identifiable Information appropriate to the processing and the nature of the Personally Identifiable Information to be protected.  For the avoidance of doubt and notwithstanding the foregoing, Consultant’s compliance with ISO 27001 and Exhibit G shall be deemed compliance with all of its obligations pursuant to the immediately preceding sentence. USCC shall have the right to obtain from Consultant, and Consultant shall provide USCC with, copies of and/or information concerning Consultant’s technical and organizational security measures relevant to the services provided under this Agreement. Upon reasonable notice and not more than annually, USCC shall have the right to conduct onsite inspections and/or audits of Consultant’s technical and

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

organizational security measures, and Consultant agrees to reasonably cooperate with USCC regarding such inspections or audits and subject to USCC and its representatives executing Consultant’s relevant standard and confidentiality/nondisclosure agreements. Consultant shall maintain and, if USCC requests, provide a list of all employees (including former employees) and other individuals who have processed Personally Identifiable Information provided by USCC or pursuant to this Agreement.

10.7          Consultant shall establish policies and procedures to provide immediate notice to and all reasonable and prompt assistance to USCC in responding to any and all requests, complaints, or other communications received from any individual who is or may be the subject of any Personally Identifiable Information processed by Consultant. Consultant shall not respond to these requests until explicitly authorized by USCC in writing, except for a request received from a governmental agency with a subpoena or similar legal document compelling disclosure by Consultant.

10.8          Consultant shall notify USCC immediately in the event of any failure to comply with its data protection obligations pursuant to this Section 10, wrongful or unintentional disclosure of Personally Identifiable Information, or any other Data Security Breach (but in no event later than three calendar days after Consultant becomes aware of same) and, solely at Consultant’s cost and expense, reasonably assist and cooperate with USCC concerning any disclosures to affected parties as set forth in, and subject to, Section 10.10.

10.9          Upon termination of this Agreement or an applicable SOW, Consultant shall, at USCC’s election: (a) return to USCC all of the Personally Identifiable Information transferred by USCC to Consultant and the copies thereof; or (b) certify to USCC that Consultant has taken all reasonable steps to destroy, or arrange for the permanent destruction of, all the Personally Identifiable Information provided pursuant to this Agreement by (i) shredding, (ii) erasing, or (iii) otherwise modifying the Personally Identifiable Information in those records to make it unreasonable or undecipherable through any means. If any applicable law prevents or precludes the return or destruction of any Personally Identifiable Information upon the termination of the processing of Personally Identifiable Information, Consultant shall notify USCC of such reason and shall not process such Personally Identifiable Information thereafter without the express prior written consent of USCC.

10.10   Indemnification and Recoverable Damages

(a)        Subject to Sections 8.3 and 10.10(c), Consultant will indemnify, defend and hold harmless USCC against third-party claims and/or amounts payable under any judgment, verdict, court order, administrative fine, civil penalty or settlement for any Data Security Breach involving Personally Identifiable Information, provided to Consultant in the manner required in Section 10.1 above by USCC, while such Personally Identifiable Information is in the possession, custody or control of Consultant or if such Personally Identifiable Information ceased to be in the possession, custody or control of Consultant as a result of a Data Security Breach.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)               Additionally, subject to Section 9.1 and Section 10.10(c), in the event of a Data Security Breach involving Personally Identifiable Information, USCC will be entitled to claim from Consultant damages in the amount of the reasonable costs to conduct the investigation of any Data Security Breach by outside professionals of USCC’s choice in its sole discretion, notifying individuals and others as required by law or the Payment Card Industry Data Security Standard, and providing any affected individuals with up to two years of credit monitoring.

(c)                Notwithstanding the foregoing, Consultant’s liability under Sections 10.10(a) and 10.10(b) above shall be proportionate to the relative fault of Consultant for the breaches, claims, damages and/or costs referenced in those Sections (e.g., if it is determined that a data security problem was caused equally by Consultant and by other factors not under Consultant’s responsibility and control, Consultant will be liable for fifty percent of the damages and costs arising from or related to such problem).

11.              GENERAL.

11.1          Assignment.  Neither party shall have the right to assign or transfer its rights or obligations pursuant to this Agreement without the prior written consent of the other party, except that either party may assign or transfer this Agreement: (a) to a successor as a result of a merger, consolidation, acquisition, reorganization or sale of all or substantially all of such party’s assets; or (b) to an Affiliate.  No such assignment or transfer shall have the effect of increasing the obligations of either party under this Agreement.  The terms and conditions of this Agreement will inure to the benefit of, and shall be binding upon, each party’s successors and permitted assigns.  In addition, Consultant’s Affiliates will be entitled to enter into Statements of Work hereunder to provide Services to USCC, in which event references in this Agreement to Consultant will be deemed to refer to Consultant and the applicable Consultant’s Affiliate, jointly and severally.  For avoidance of doubt, such joint and several liability does not and shall not be interpreted as doubling Consultant’s obligations and potential liability hereunder (e.g., the limitation of liability specified in Section 9.1 shall be interpreted as applying to Consultant and Consultant’s Affiliate as if they were one entity).

11.2          Relationship.  The relationship between the parties to this Agreement is and shall be that of independent contractors.  It is expressly agreed that nothing in this Agreement shall be construed to create or imply a partnership, joint venture, agency relationship or contract of employment.  Neither party shall have the authority to make any statement, representation nor commitment of any kind, or to take any action that shall be binding on the other party except as authorized in writing by the party to be bound.  Personnel supplied by Consultant hereunder are not USCC’s employees or agents, and Consultant assumes full responsibility for their acts.  Consultant shall be solely responsible for the payment of compensation to Consultant’s employees assigned to perform the Services, and such employees shall be informed that they are not entitled to the provision of any USCC employee benefits.  USCC shall not be responsible for payment of worker’s compensation, disability benefits, or unemployment insurance or for withholding or paying employment related taxes for any Consultant employee, but such responsibility

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shall be solely that of Consultant.  If any federal, state or local government agency, any court or any other applicable entity determines that the personnel provided by Consultant, or any permitted subcontractor or assignee of Consultant hereunder, are employees of USCC for any purpose, Consultant shall indemnify and hold USCC harmless from all liabilities, costs and expenses (including, without limitation, attorneys’ fees) associated with such determination.  Notwithstanding any other provision of this Agreement, any permitted subcontractor or assignee of Consultant shall provide to USCC the assurances and indemnities required to be provided to USCC by Consultant pursuant to this Section.

11.3          Subcontractors.  Except for subcontracting to Consultant’s Affiliates, Consultant may not use subcontractors to perform the Services without USCC’s prior written consent; provided, however, that with respect to Consultant’s Affiliates as well as any other subcontractors that are consented to by USCC, Consultant shall remain responsible for the performance of the Services, for all of its obligations hereunder, and for all liabilities incurred by a subcontractor.  Consultant shall notify USCC of the identity of any authorized subcontractor personnel that will be performing the Services at a USCC facility and that are not employees of Consultant’s Affiliates (e.g., Amdocs companies).

11.4          Force Majeure.  The obligations hereunder of each party shall be suspended while and to the extent that such party is prevented from complying herewith in whole or in part by any event beyond the reasonable control of such, which for purposes of this Agreement shall include, without limitation, acts of God, earthquakes, unavoidable accidents, laws, rules, regulations or orders of government authorities, acts of war (declared or not), terrorism, hostilities, blockades, civil disturbances, embargoes, strikes or any other similar event or cause.  If any event described in the preceding sentence should result in the suspension of either party’s performance of its obligations hereunder, such party shall give written notice of such suspension to the other party, specifying in reasonable detail the nature of the event causing such suspension.  USCC shall not be required to make any payments to Consultant while Consultant’s performance is suspended due to a force majeure.  Either party may terminate any applicable Statement of Work immediately upon notice to the other party if such other party’s performance under such Statement of Work has been suspended due to a force majeure for a period of 30 days or longer, and if such notice is given while the force majeure is continuing.

11.5          Entire Agreement; Binding Effect; Amendment; Order of Precedence.  This Agreement (together with the Exhibits, Schedules and SOW(s) hereto) constitutes the entire agreement between Consultant and USCC regarding the subject matter hereof.  All prior or contemporaneous agreements, proposals, understandings and communications between Consultant and USCC regarding the subject matter hereof, whether oral or written, are superseded by and merged into this Agreement.  Neither this Agreement nor any SOW hereto may be modified or amended except by a written instrument executed by both Consultant and USCC.  In the event of any inconsistency between the terms of this Agreement and any Statements of Work issued under this Agreement, the terms and conditions of the Statement of Work shall govern and control.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

11.6          Severability.  If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall be enforceable to the maximum extent possible.

11.7          Notices.  All notices, consents and other communications hereunder shall be provided in writing and shall be delivered personally, by registered or certified airmail letter (return receipt requested), by courier or international overnight delivery service or by facsimile, to the parties at the addresses below set forth (or such other address as may have been furnished by or on behalf of such party by like notice). Communications sent by facsimile shall be deemed effectively served upon dispatch, if receipt is confirmed electronically.  Communications sent by registered or certified airmail letter shall be deemed effectively served upon receipt.  Communications sent by courier shall be deemed effectively served upon receipt.

USCC

United States Cellular Corporation

8410 West Bryn Mawr

Chicago, IL 60631

Attn:  Strategic Vendor Management

Fax #: 773.864.3180

with a copy to:

Sidley Austin LLP

One South Dearborn Street
Chicago, IL 60603

Attn: Stephen P. Fitzell, Esq.
Fax #: 312.853.7036

Consultant

Amdocs

First Floor, Block S

East Point Business Park

Dublin 3, Ireland

Fax #: +353-1-8230970

Attention:  CBE for USCC

with copies to:

Amdocs

Attention: Manuel Zepeda (CBE)

1390 Timberlake Manor Parkway

Chesterfield, MO 63017-6041

Fax #: 314-212-7170

and

Amdocs

General Counsel Office

Harborside Financial Center Plaza #5

Suite 2700

Jersey City, NJ 07311

Fax #: 201-631-3269

11.8          Waiver.  No waiver by either party of a breach of any term, provision or condition of this Agreement by the other party shall constitute a waiver of any succeeding breach of the same or any other provision hereof.  No such waiver shall be valid unless executed in writing by the party making the waiver.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

11.9          Electronic Documents.  USCC may convert this Agreement to electronic format and retain this Agreement solely in an electronic format.  USCC may provide this Agreement in electronic form or may provide a reproduction of this Agreement from its electronic copy in the event of any dispute regarding the rights and obligations of the parties under this Agreement.  Any such document in electronic format or any document reproduced from an electronic format shall not be denied legal effect, validity, or enforceability and shall meet any requirement to provide an original or hard copy.

11.10      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

11.11      Headings.  The section and subsection headings used in this Agreement are intended for reference purposes only and shall not affect the interpretation or construction of any provision of this Agreement.

11.12      Construction.  Each party acknowledges that this Agreement was drafted jointly by the parties, and it shall be construed neither against nor in favor of either party.  The term “including” or “include”, as used in this Agreement, shall mean “including, but not limited to”.

11.13      Third-Party Beneficiaries.  Nothing contained in this Agreement is intended to confer nor shall confer upon any person (other than the parties hereto and their permitted assigns) any rights, benefits or remedies of any kind or character whatsoever, and no such person shall be deemed a third-party beneficiary under or by reason of this Agreement.

11.14      Accrued Rights.  The termination or expiration of this Agreement shall not affect or prejudice either party’s accrued rights hereunder.

11.15      Governing Law, Venue and Language.  This Agreement shall be governed by and construed in accordance with the laws of the State of new york, without regard to principles of conflicts of law.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.  The governing language for this Agreement shall be English, and no concurrent or subsequent translation of this Agreement into any language shall modify any term of this Agreement. VENUE FOR ANY LEGAL ACTION (OTHER THAN ARBITRATION) ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVELY THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK.  THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF SUCH COURTS.

11.16      Solicitation of Employees.

(a)          During the one-year period following a Consultant employee’s provision of any Services hereunder, USCC shall not knowingly hire or otherwise employ such Consultant employee.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)         During the one-year period following a USCC employee’s participation in connection with this Agreement including the receipt of any Services or Deliverables, Consultant shall not knowingly hire or otherwise employ such USCC employee.

(c)          For purposes of this Section, independent contractors of a party are considered employees of such party.

(d)         Notwithstanding the foregoing, each party may hire any personnel of Consultant who has responded to publicity for a position that has been publicized through local or national newspapers, Internet postings, radio or television advertising, job fairs, notices to colleges or technical schools, or placement professionals.

11.17      Dispute Resolution.

(a)          The parties will use their best efforts to resolve any controversy or claim arising out of or relating to this Agreement through good faith negotiations in accordance with the following escalation procedures and time limits.

(i)                  If the parties’ Project Managers are unable to resolve any such controversy or claim within ten days after written notice thereof, then the parties’ Agreement Managers shall have ten days to attempt to resolve such controversy or claim.

(ii)                If the parties’ Agreement Managers are unable to resolve any such controversy or claim within ten days, then USCC’s Vice President, Information Technology Delivery, and Consultant’s Division President shall have twenty days to attempt to resolve such controversy or claim.

The parties shall not make any claims for remedies based on an alleged breach of a party’s obligations, assert any right to terminate, provide notice of termination, or commence any other dispute resolution process, without first endeavoring to resolve the matter through the foregoing escalation procedure.

(b)         Subject to Section 11.17(c), any dispute arising from this Agreement shall be submitted to arbitration in New York, New York, conducted in accordance with the commercial arbitration rules of the American Arbitration Association by three arbitrators with at least ten years of experience in technology law, to be chosen in accordance with said rules.  The arbitrators, applying New York law, without reference to its rules regarding choice of law, shall have the authority to grant any remedy that a court hearing the same case would have the authority to grant, provided, however, the arbitrators will have no authority to award damages excluded by this Agreement, damages in excess of the limitations contained in this Agreement, or injunctive relief.  The award or decision rendered by the arbitrators will be final and binding on the

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

parties and any judgment may be entered thereon in any court having jurisdiction.  The cost of the arbitration is to be shared equally by the parties, although each party shall be responsible for its own attorneys’ fees and expenses.

(c)          The parties acknowledge that Sections 2.6, 4 and 10 are essential for the protection of the parties and that any breach or threatened breach of such sections may cause immediate and irreparable damage to the nonbreaching party, for which monetary relief would be inadequate or impossible to ascertain.  Accordingly, notwithstanding Sections 11.17(a) and 11.17(b), the parties agree that upon the existence of any breach or threatened breach thereof, the nonbreaching party shall be entitled to seek injunctive relief restraining the breaching party from committing such breach or threatened breach.  In addition, the nonbreaching party shall be entitled to any other remedies that may be available to it, at law or in equity. Nothing in this Agreement will prevent either party from resorting to judicial proceedings if interim or provisional relief from a court is necessary either to prevent material prejudice to one party or to third parties.

11.18      Press Releases. Neither party shall issue any press release concerning this Agreement without the other’s consent.  Neither party may use the name, trade name, trademark, logo, acronym or other designation of the other in connection with any press release, advertising, marketing materials, publicity materials or otherwise without the prior written consent of the other party.  Notwithstanding the foregoing, Consultant may disclose the identity of USCC as a customer of Consultant, provided that nothing in such disclosure shall imply any approval or endorsement by USCC of any of Consultant’s products or services or the performance of such services by Consultant, its Affiliates, or its subcontractors.

11.19      Measured Performance.  Consultant shall participate in regular measured performance reviews to address key areas of performance, substantially as outlined in the form of Items 6 and 7 of Exhibit D.

11.20      USCC Preferred Vendor Status. Consultants meeting all or substantially all of the requirements listed in Exhibit D may be afforded the status of “U.S. Cellular Preferred Vendor.”  USCC may restrict the awarding of contracts for services to those consultants meeting the standards set forth therein.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF the parties hereto, by their duly authorized representatives, have executed this Agreement as of the date first set forth above.

UNITED STATES CELLULAR CORPORATION	AMDOCS SOFTWARE SYSTEMS LIMITED
By: /s/ Mary N. Dillon	By: /s/ Neville Walker
Name: Mary N. Dillon	Name: Neville Walker
Title: President & CEO	Title: Deputy General Manager

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit A

STATEMENT OF WORK

Number - ______________

This Statement of Work is a Statement of Work (“SOW”) as defined in the August 12, 2010, Master Service Agreement (the “Agreement”) between United States Cellular Corporation (“USCC”) and Amdocs Software Systems Limited (“Consultant”) and is subject to and incorporates by reference the provisions of the Agreement.  This Statement of Work is dated and made effective as of _______, 201_.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.                Scope and Objectives:

2.                Schedule:

3.                Overview of Tasks to be Performed by Consultant:

4.                Deliverables:

5.                Acceptance Criteria:

6.                Location for Performance of Services:

7.                USCC Obligations:

8.                Assumptions:

9.                Compensation:

10.            Payment of Fees:  In accordance with the provisions of Section 3 of the Agreement, payment of fees shall be as follows:

11.            Estimate of Travel Expenses and Approval:

12.            Knowledge Transfer Plan:

13.            Additional Terms and Conditions:

14.            Project Managers:

15.            Time Entry:

16.            Expenses Entry:

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the parties hereto have caused this Statement of Work to be executed by their duly authorized representatives as of the date hereof.

UNITED STATES CELLULAR CORPORATION	AMDOCS SOFTWARE SYSTEMS LIMITED
By: ____________________________	By: _____________________________
Name: _____________________________	Name: _____________________________
Title: _____________________________	Title: _____________________________

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit B

USCC CONSULTANT CODE OF BUSINESS CONDUCT

The following guidelines are set forth to govern the conduct of Consultant and its personnel on premises of USCC, and at all times during the performance of Services for USCC.

1.  Professional Ethics, Honesty, and Integrity

USCC and Consultant are committed to conducting all business affairs in a professional and ethical manner; to treating all groups, individuals and firms in accordance with the highest standards of honesty and integrity; to complying with all local, state, federal and international laws, rules and regulations affecting its business; and to using its assets only for legal and proper purposes.

2.  Customer Focus

Among the guiding principles that has led to USCC’s superior growth and progress are: providing high quality service to customers; doing everything possible to understand customers’ requirements; and satisfying them in a manner that fully meets or exceeds expectations. This also means that USCC will not knowingly make any misrepresentation to customers. Consultant acknowledges USCC’s commitment to its customers and will support USCC in maintaining these standards.

3.  Conduct in the Workplace

Consultant shall follow policies and procedures established by USCC, which pertain to conduct in the workplace including: the prohibition of any form of violence; abusive behavior; harassment (including sexual harassment); the use, possession, sale, purchase, or transfer of unauthorized or illegal drugs/substances; and the misuse of legal drugs.  Drinking alcoholic beverages while performing work functions is prohibited, whether on or off USCC property, except when specifically permitted in moderation at USCC-sanctioned events.  Performing work functions while under the influence of illegal drugs/substances, or alcohol is prohibited.

4.  Safety

Consultant and its personnel shall observe safety and security practices, rules, and standards so as to ensure the safety of all.  Neither Consultant nor Consultant’s personnel may possess or permit others to have explosive devices, firearms, or other dangerous weapons, whether licensed, concealed, or otherwise, on USCC premises, in USCC vehicles, or while engaged in any USCC activity.  Also, the security of USCC premises, systems, and proprietary or confidential information must be safeguarded at all times.

5. Electronic Devices, Equipment, and Data

Electronic computing devices, software, and information generated by business machines and stored electronically or otherwise must be adequately safeguarded.  This includes safeguards

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

against disruption, damage, loss, alteration, theft, fraudulent, manipulation, and unauthorized access to, modification of, and disclosure of, USCC information regardless of the ownership of the business machine.  Strict adherence to all USCC policies and standards that address the protection of USCC information resources and communication networks is required of all Consultant personnel.

6.  Records

Accurate, reliable, and complete records are required to efficiently manage the business and to meet legal and financial obligations.  In particular, various regulatory and governmental bodies require the retention and preservation of certain reports and records dealing with USCC business.

Accordingly:

➢   Records, files, correspondence, etc, pertaining to USCC affairs must not be removed or destroyed except as covered by applicable instructions and upon proper authorization.  Unauthorized destruction, removal or otherwise misappropriating such materials is a violation of law and is as serious as misappropriating USCC funds or property.

➢   All reports and records, including those involving time spent or material used, vouchers, customer accounts, bills, payrolls, service indices and measurement plans must be accurate and complete.  Close scrutiny is required to determine that the above items cover legitimate and appropriate USCC expenses and that proper approvals have been given.

➢   Expenses must be properly documented, and only those that are reasonable, necessary to USCC’s business and in accordance with USCC reimbursement policy will be reimbursed.

7.  Facilities, Equipment, and Property

USCC’s property and any property leased by or under management by USCC shall be used solely for the proper conduct of USCC’s business.  Also, USCC’s software and hardware, equipment, communications networks, materials, tools, supplies, vehicles and other resources must be protected from damage, misuse, vandalism, and unauthorized removal or disposal.

8.  Gratuities

Consultant shall not offer, and USCC associates may not accept anything of value that is primarily intended to gain favor or influence.  All gifts, entertainment, or other gratuities must be reasonably related to a business relationship, must be consistent with norms and business customs, and of a nominal value.  To be considered “nominal,” a gift must have a retail value of $100 or less or be specifically approved by USCC’s CTO.

9.  On-site and Travel

•        Billable time must be spent on-site.  Travel time is not billable to USCC.  Only billable time shall be recorded as part of the weekly status tracking process, and only billable hours reported in this manner will be paid as part of the invoicing/account payable process

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

•        Consultants from mid-west and east coast home locations shall plan to arrive on site no later than 10AM CST on Mondays, and leave no earlier than 2PM CST on Fridays.  Consultants with home locations in western time zones, shall plan to arrive on site no later than Noon CST on Mondays, and leave no earlier than Noon CST on Fridays.

•        Consultants shall clear all vacations with their Team Leaders as they are being planned, so that we avoid crucial project milestones.  As a vacation approaches, consultants shall attempt to work ahead in the schedule so that other dependent tasks are not affected during the absence.  Before leaving for vacation, consultants shall coordinate the transition of critical items with their Team Leader.

•        Consultants with unexpected delays or absences shall inform their Team Leaders immediately.

•        This schedule is intended for consultants who have “full-time” assignments. Consultants who are specifically assigned part-time roles (less than 40 hours per week) shall plan their on-site schedules with their Team Leaders.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit C1

NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT BETWEEN AMDOCS AND USCC’S CONSULTANTS

THIS NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT (“Agreement”) is made as of the ______ day of _____________, 201_

BY AND BETWEEN:

AMDOCS SOFTWARE SYSTEMS LIMITED, a company organized and existing under the laws of Ireland, having offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland (hereinafter referred to as “Amdocs”);

AND

________________________________, a ______________________ [***] organized and existing under the laws of ____________________, having its principal offices at ____________________________ (hereinafter referred to as the “Receiving Party”).

WHEREAS Amdocs (or any of its affiliated companies) is the owner and/or the author of and/or has the right to license certain valuable proprietary routines, computer programs, documentation, trade secrets, systems, methodology, know-how, marketing and other commercial knowledge, techniques, specifications, plans and other proprietary information, including but not limited to material associated with and forming part of the proprietary software products of Amdocs known as [***] (separately and collectively, the “Amdocs Products”), all of which, including any related ideas and look-and-feel, are referred to in this Agreement as the “Amdocs Proprietary Information”; and

WHEREAS the Receiving Party has been engaged as a ______________________ [***] by United States Cellular Corporation (hereinafter referred to as “Customer”) for __________________________________ (add description of services) (hereinafter referred to as the “Consulting Services”); and

WHEREAS Customer has asked Amdocs to allow the Receiving Party access to the Amdocs Proprietary Information for the purpose of being provided with the Consulting Services; and

WHEREAS Amdocs agrees to provide the Receiving Party with the requested access to the Amdocs Proprietary Information, but only subject to the Receiving Party first becoming obligated to confidentiality by signing this Agreement; and

WHEREAS Amdocs and the Receiving Party wish to evidence by this Agreement the manner in which the Amdocs Proprietary Information will be treated;

NOW, THEREFORE, the parties agree as follows:

1.      The Receiving Party agrees to hold strictly confidential the Amdocs Proprietary Information and shall not copy, distribute, disseminate or otherwise disclose the Amdocs Proprietary Information to anyone other than to employees and agents of Customer or the Receiving Party who have a need to know such information for purposes of providing the Consulting Services.

2.      Furthermore, the Receiving Party hereby undertakes:

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

a)      not to use the Amdocs Proprietary Information for any purposes other than the Consulting Services;

b)      not to make the Amdocs Proprietary Information available to, not permit its use by any third party, directly or indirectly, with the exception of Customer or its agents as aforesaid;

c)      not to sell, grant or in any other way enable any third party to use the Amdocs Proprietary Information;

d)      without derogating from the foregoing, during the term of this Agreement, not to use the Amdocs Proprietary Information:

            (i)         in developing such software system(s) for itself or any third party; and/or

            (ii)        in operating a service bureau for others.

3.      [***]  The Receiving Party acknowledges that certain Amdocs Proprietary Information is subject to additional restrictions by agreement between Amdocs and Customer (the “Restricted Information”).  Customer or Amdocs shall identify any Restricted Information to the Receiving Party.  In addition to the obligations set forth in this Agreement with respect to the Amdocs Proprietary Information, in connection with the Restricted Information, the Receiving Party shall comply with the following:

a)      the Receiving Party acknowledges that the Restricted Information shall reside exclusively on Customer’s network;

b)      the Receiving Party shall be limited to accessing such the Restricted Information either via direct access to Customer’s network or via VPN-like technology; and

c)      the Receiving Party shall not replicate the Restricted Information locally or otherwise remove the Restricted Information from Customer’s network.

4.      Upon the termination and/or expiration of this Agreement for any reason and/or upon the conclusion of the Consulting Services and/or at the request of Amdocs (subject to Customer’s concurrence), the Receiving Party shall:

a)      return to Customer any document or other material in tangible form in its possession being part of the Amdocs Proprietary Information; and/or

b)      destroy any document or other material in tangible form that contains the Amdocs Proprietary Information together with proprietary information of Customer; and

c)      confirm such return and/or destruction in writing to Amdocs.

5.      Disclosure of the Amdocs Proprietary Information to the Receiving Party may be made in writing, in any tangible form, electronically, orally, or occur by demonstration of any of the Amdocs Products.

6.      Disclosure of the Amdocs Proprietary Information to the Receiving Party shall in no way serve to create, on the part of the Receiving Party, a license to use, or any proprietary right in, the Amdocs Proprietary Information or in any other proprietary product, trademark, copyright or other right of Amdocs.

7.      Any use by the Receiving Party of the Amdocs Proprietary Information permitted under this Agreement is conditioned upon the Receiving Party first taking the safeguards and measures

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

required to secure the confidentiality of such information.  Without limiting the generality of the foregoing, the Receiving Party shall: (a) draw to the attention of its employees, who shall have access to the Amdocs Proprietary Information, all the obligations contained in this Agreement, and (b) ensure that each such employee complies with the terms of this Agreement.

8.      The confidentiality obligations of the Receiving Party regarding the Amdocs Proprietary Information shall not apply to such information that:

a)      becomes public domain without fault on the part of the Receiving Party;

b)      is lawfully obtained by the Receiving Party from any source other than Amdocs free of any obligation to keep it confidential;

c)      is previously known to the Receiving Party without an obligation to keep it confidential, as can be substantiated by written records;

d)      is expressly released in writing from such obligations by Amdocs; or

e)      is required to be disclosed pursuant to law, regulation, judicial or administrative order or request by a governmental or other entity authorized by law to make such request; provided, however, that the Receiving Party first notifies Amdocs to enable it to seek relief from such requirement, and renders reasonable assistance requested by Amdocs (at Amdocs’ expense) in connection therewith.

9.      This Agreement shall be in full force and effect for a period commencing on the date first stated above and ending either four (4) years after the conclusion of the Consulting Services referred to herein or seven (7) years from the date first stated above, whichever occurs later.

10.  If the Receiving Party discloses, disseminates, releases or uses any part of Amdocs Proprietary Information, except as provided for in this Agreement, such disclosure, dissemination, release or use, or the threat thereof shall be deemed to be a material breach of this Agreement.  In the event of any material breach of this Agreement by the Receiving Party, the Receiving Party, upon demand from Amdocs, shall immediately discontinue access to the Amdocs Proprietary Information and shall immediately return to Amdocs or to Customer all Amdocs Proprietary Information including any copies thereof.  If a copy of any part of the Amdocs Proprietary Information cannot be returned as a result of physical impossibility, such copy shall be promptly destroyed and such destruction shall be certified in writing by the Receiving Party.  The provisions of this paragraph are in addition to any other legal or equitable rights and remedies that Amdocs may have.

11.  The Receiving Party acknowledges that a breach of this Agreement may cause Amdocs extensive and irreparable harm and damage, and agrees that Amdocs shall be entitled to injunctive relief to prevent use or disclosure of the Amdocs Proprietary Information not authorized by this Agreement, in addition to any other remedy available to Amdocs under applicable law. Furthermore, the Receiving Party hereby acknowledges that any breach of this Agreement may cause the termination of its employment and/or the provision of the Consulting Services to Customer as a result of Amdocs’ activities to protect its rights under this Agreement, and agrees that it shall have no recourse or claim of action against Amdocs and/or Customer based upon or in connection with such activities.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

12.  This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof.  This Agreement may not be modified except by a written instrument signed by both parties. If, however, any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of the parties shall be construed and enforced accordingly.  In addition, the parties shall cooperate to replace the invalid or unenforceable provision with a valid and enforceable provision that will achieve the same result (to the maximum legal extent) as the provision determined to be invalid or unenforceable.

13.  This Agreement shall be governed by and construed under the laws of the State of New York, U.S.A., without giving effect to such laws’ provisions regarding conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

____________________                                            Amdocs Software Systems Limited

(“Receiving Party”)                                                       (“Amdocs”)

By        _____________________________              By:       ___________________________

Name:  _____________________________              Name:  ___________________________

Title:     _____________________________              Title:     ___________________________

Date:    _____________________________              Date:    ___________________________

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit C2

MUTUAL NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT BETWEEN AMDOCS AND USCC’S CONSULTANTS

THIS NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT (“Agreement”) is made as of the ______ day of _____________, 201_

BY AND BETWEEN:

AMDOCS SOFTWARE SYSTEMS LIMITED, a company organized and existing under the laws of Ireland, having offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland (hereinafter referred to as “Amdocs”);

AND

________________________________, a ______________________ [***] organized and existing under the laws of ____________________, having its principal offices at ____________________________(hereinafter referred to as the “Company”).

WHEREAS the Company is the owner and/or the author of and/or has the rights to disclose certain valuable proprietary documentation and business and technical information relating to its current and future business plans, which are not generally available to the public and which the Company may desire to protect against unrestricted disclosure, all of which are referred to in this Agreement as the “Company Proprietary Information”; and

WHEREAS Amdocs (or any of its affiliated companies) is the owner and/or the author of and/or has the right to license certain valuable proprietary routines, computer programs, documentation, trade secrets, systems, methodology, know-how, marketing and other commercial knowledge, techniques, specifications, plans and other proprietary information, including but not limited to material associated with and forming part of the proprietary software products of Amdocs known as [***] (separately and collectively, the “Amdocs Products”), all of which, including any related ideas and look-and-feel, are referred to in this Agreement as the “Amdocs Proprietary Information”; and

WHEREAS the Company has been engaged as a ______________________ [***] by United States Cellular Corporation (hereinafter referred to as “Customer”) for __________________________________ (add description of services) (hereinafter referred to as the “Project”); and

WHEREAS each party may, in connection with the Project, disclose to the other party information that is part of its Proprietary Information and, therefore, the parties wish to set forth the manner in which the Company Proprietary Information and the Amdocs Proprietary Information will be treated during the Project;

NOW, THEREFORE, the parties agree as follows:

1.                  The term “Proprietary Information,” whenever relating to Company’s information, shall mean the Company Proprietary Information, and whenever relating to Amdocs’ information, shall mean the Amdocs Proprietary Information.

2.                  The receiving party agrees to hold strictly confidential the disclosing party’s Proprietary Information and shall not copy, distribute, disseminate or otherwise disclose the

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

disclosing party’s Proprietary Information to anyone other than to employees or agents of Customer or the receiving party who have a need to know such information for purposes of the Project.

3.                  Furthermore, the receiving party hereby undertakes:

a)      not to use the disclosing party’s Proprietary Information for any purposes other than the Project;

b)      not to make the disclosing party’s Proprietary Information available to, not permit its use by any third party, directly or indirectly, with the exception of Customer or its agents as aforesaid;

c)      not to sell, grant or in any other way enable any third party to use the disclosing party’s Proprietary Information;

d)      without derogating from the foregoing, during the term of this Agreement, not to use the disclosing party’s Proprietary Information:

                  (i)      in developing such software system(s) for itself or any third party; and/or

                  (ii)     in operating a service bureau for others.

4.                  [***]  The Company acknowledges that certain Amdocs Proprietary Information is subject to additional restrictions by agreement between Amdocs and Customer (the “Restricted Information”).  Customer or Amdocs shall identify any Restricted Information to the Company.  In addition to the obligations set forth in this Agreement with respect to the Amdocs Proprietary Information, in connection with the Restricted Information, the Company shall comply with the following:

(a)                the Company acknowledges that the Restricted Information shall reside exclusively on Customer’s network;

(b)               the Company shall be limited to accessing such the Restricted Information either via direct access to Customer’s network or via VPN-like technology; and

(c)                the Company shall not replicate the Restricted Information locally or otherwise remove the Restricted Information from Customer’s network.

5.                  Upon the termination and/or expiration of this Agreement for any reason and/or upon the conclusion of the Project and/or at the request of the disclosing party (subject to Customer’s concurrence), the receiving party shall:

(a)                return to the disclosing party or to Customer any document or other material in tangible form in its possession being part of the Proprietary Information of the disclosing party; and/or

(b)               destroy any document or other material in tangible form that contains Proprietary Information of the disclosing party and the receiving party; and

(c)                confirm such return and/or destruction in writing to the disclosing party.

6.                  Disclosure of the disclosing party’s Proprietary Information to the receiving party may only be made in writing or other tangible or electronic form that is marked as proprietary and/or confidential information of the disclosing party, or occur by demonstration of any products of the disclosing party.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.                  Disclosure of the disclosing party’s Proprietary Information to the receiving party shall in no way serve to create, on the part of the receiving party, a license to use, or any proprietary right in, the disclosing party’s Proprietary Information or in any other proprietary product, trademark, copyright or other right of the disclosing party.

8.                  Any use by the receiving party of the disclosing party’s Proprietary Information permitted under this Agreement is conditioned upon the receiving party first taking the safeguards and measures required to secure the confidentiality of such information.  Without limiting the generality of the foregoing, the receiving party shall: (a) draw to the attention of its employees, who shall have access to the disclosing party’s Proprietary Information, all the obligations contained in this Agreement, and (b) ensure that each such employee complies with the terms of this Agreement.

9.                  The confidentiality obligations of the receiving party regarding the disclosing party’s Proprietary Information shall not apply to such Proprietary Information that:

                          (a)              becomes public domain without fault on the part of the receiving party;

                          (b)              is lawfully obtained from a source other than the disclosing party, free of any obligation to keep it confidential;

                          (c)              is previously known to the receiving party without an obligation to keep it confidential, as can be substantiated by written records;

                          (d)              is expressly released in writing from such obligations by the party that owns or has the rights to such Proprietary Information; or

                          (e)              is required to be disclosed pursuant to law, regulation, judicial or administrative order, or request by a governmental or other entity authorized by law to make such request; provided, however, that the receiving party so required to disclose shall first notify the disclosing party to enable it to seek relief from such requirement, and shall render reasonable assistance requested by the disclosing party (at the disclosing party’s expense) in connection therewith.

10.              This Agreement shall be in full force and effect for a period commencing on the date first stated above and ending either four (4) years after the conclusion of the Consulting Services referred to herein or seven (7) years from the date first stated above, whichever occurs later.

11.              Each party acknowledges that its breach of this Agreement may cause the other party extensive and irreparable harm and damage, and agrees that the other party shall be entitled to injunctive relief to prevent use or disclosure of its Proprietary Information not authorized by this Agreement, in addition to any other remedy available to the other party under applicable law.

12.              This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof.  This Agreement may not be modified except by a written instrument signed by both parties. If, however, any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

provision, and the rights and obligations of the parties shall be construed and enforced accordingly.  In addition, the parties shall cooperate to replace the invalid or unenforceable provision with a valid and enforceable provision that will achieve the same result (to the maximum legal extent) as the provision determined to be invalid or unenforceable.

13.              This Agreement shall be governed by and construed under the laws of the State of New York, U.S.A., without giving effect to such laws’ provisions regarding conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

____________________                                            Amdocs Software Systems Limited

(“Company”)                                                                (“Amdocs”)

By        _________________________                      By:         __________________________

Name:  _________________________                      Name:  __________________________

Title:     _________________________                      Title:      __________________________

Date:    _________________________                      Date:      __________________________

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit D

USCC PREFERRED VENDOR STANDARDS

The following is a summary of the standards required by USCC for Consultant to attain “USCC Preferred Vendor” status.

  Consultant shall fully comply with the USCC Consultant Code of Business Conduct (attached to this Agreement as Exhibit B), and have no outstanding incidents pending review or remedy.
  Consultant’s account representatives shall have only limited access to USCC premises, and only upon prior approval by USCC. Consultant shall surrender access cards to the appropriate USCC representative upon request. Exceptions to access will be based on strict conditions as determined by USCC’s CTO.
  It is the intent of USCC to review candidate paperwork and to interview candidates without regard to identity of referring Consultant or any Consultant personnel.  Therefore, Consultant logo or other Consultant identification is not to be displayed on clothing or materials of candidates, and is not to appear on candidate resumes or other summary documents to be reviewed. Account representatives may not accompany candidates to interviews nor participate in the interview in any fashion.
  Consultant shall submit a maximum of two candidates per USCC requisition unless specifically authorized by an approved USCC Vendor Relations associate in advance.
  Consultant and candidates shall consent to participation in the standard USCC-authorized pre-engagement screening procedures.
  Consultant agrees to participate in regular measured performance reviews to assess Consultant compliance in such areas as: (a) quality of candidates, (b) number of candidates selected for interviews, (c) number of awarded contracts, (d) number of early terminations of consultants / contractors, (e) rate card adherence, (f) project success, (g) time to respond with a candidate after a USCC requisition, and (h) timely billing entry, as well as additional areas that USCC may designate from time to time.

7.     In addition to satisfactory performance in each of the areas above, Consultant shall meet or exceed minimum standards in each category of the following USCC CONSULTANT REQUIREMENTSCRITERIA FOR PREFERRED VENDORS:

NOTE: Failure to meet these standards may result in loss of preferred status and loss of opportunity for future business.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

USCC CONSULTANT REQUIREMENTS CRITERIA FOR PREFERRED VENDORS

CATEGORY	MINIMUM REQUIREMENT

“Submission Rate”	Consultant must submit a candidate for a minimum of 95% of the requisitions sent to Consultant, as calculated on a quarterly basis.
“Interview Rate”	Of the candidates submitted by Consultant, a minimum of 33% must be requested by a hiring manager to interview, as calculated on a quarterly basis.
“Offer Rate”	A minimum of 40% of interviewed qualified candidates must receive an offer from a hiring manager, as calculated on a quarterly basis.
“Hire Rate”	A minimum of 95% of candidates who received an offer accept the offer, as calculated on a quarterly basis.
“Rate Card Exceptions-Submissions”	Consultant may not submit more than 10% of candidates with bill rates exceeding the pre-defined rate card, as calculated on a quarterly basis.
“Rate Card Exceptions-Hiring”	Not more than 2% of Consultant’s personnel on assignment at USCC or a USCC Affiliate may be above the rates in the pre-defined rate card, as calculated on a quarterly basis.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit E

EXPENSE REIMBURSEMENT TERMS

USCC shall reimburse Consultant’s reasonable travel and living expenses (i.e., airfare, hotel, ground transportation and per diem) as follows:

(a)                Airfare:  Actual airfare based on reasonable flight and coach airfare.

(b)               Hotel:  Actual daily rate for reasonable accommodations at locations where USCC notifies Consultant from time to time that USCC has a corporate rate.

(c)                Ground transportation (including rental cars and taxi service):  Actuals.

(d)               Per diem (covers all other expenses): $[***] per day.

Consultant shall provide third-party invoices and receipts to support requests for reimbursement of airfare, hotel and ground transportation.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit F

CONSULTANT COMPETITORS

1.                  For purposes of this Agreement, “Consultant Competitors” are the following companies (including their operating affiliates):

1.1.            [***]

a)      [***1]

b)      [***]

c)      [***]

d)      [***]

1.2.            [***].

a)      [***]

b)      [***]

c)      [***]

d)      [***]

e)      [***]

f)   [***]

2.                  On an annual basis, Consultant may submit to USCC in writing updates to the foregoing lists which shall be deemed to be incorporated herein upon USCC’s written approval, which will not be unreasonably withheld.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit G

ADDITIONAL DATA SECURITY OBLIGATIONS

1.                  Data Security Regulations

1.1.            When shipping Confidential Information in electronic media, it must be encrypted.  Keys or seeds must be properly protected and not accessible by hackers, and Consultant must maintain a written and tested process for key rotation on a periodic basis or in event of compromise.

1.2.            Hardcopy shipments of Confidential Information must be undertaken using Consultant employees and maintained in secure enclosures during shipment.

1.3.            No Confidential Information may be placed on laptops or other portable devices unless in encrypted form.

1.4.            No Confidential Information shall be transmitted electronically across the Internet, or any other network accessible by persons other than those with a need to know for the purposes of this Agreement, unless it is in encrypted form.

1.5.            Consultant must maintain logs of persons accessing Confidential Information depicting the details of the access and transactional changes made so that reversals can be made if deemed necessary.

1.6.            Consultant must place all Confidential Information behind industry standard access control that limits access to only those permitted under the Agreement and using the “least privilege” model for access.

1.7.            Consultant must employ technical (e.g., access and logging restrictions) and organizational (e.g., employee security training) mechanisms to prevent unauthorized copying of Confidential Information.

1.8.            Consultant must employ technical (e.g., restricting physical access to Consultant’s premises) and organizational (e.g., employee security training) mechanisms to prevent unauthorized removal of Confidential Information from Consultant’s facilities.

1.9.            Consultant must run industry standard anti-virus and anti-spyware tools for any environment into which Confidential Information will be placed.

1.10.        Consultant must employ industry standard intrusion detection tools for any environment into which PII will be placed.

1.11.        Consultant must perform application and database vulnerability assessments using industry standard tools (mitigating any issues defined as medium or higher) and a

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Security Review/risk assessment of the design and security controls implemented to protect the data.

1.12.        For avoidance of doubt, except as otherwise agreed by the parties and specified in a Statement of Work, no remote/home access to Confidential Information shall be permitted, except by Consultant’s employees located in the United States using VPN (with encryption consistent with the requirements below) and only via computing equipment and/or associated infrastructure that precludes remote downloads of Confidential Information and enables detection of inappropriate remote browsing of Confidential Information.   Except as otherwise agreed by the parties and specified in a Statement of Work, no offshore remote/home access to Confidential Information is permitted.

1.13.        USCC shall have the right to inspect and audit Consultant’s security arrangements, on reasonable notice and under provisions of a confidentiality agreement.

2.                  As used in this Exhibit, the term “encrypted” or “encryption” shall mean encrypted or encryption using at least “Triple DES” or AES with a minimum encryption strength/key of 128 bit and minimum seed/key length of 128 bit., using a nonproprietary industry standard algorithm that has not been broken.  For purposes of this Exhibit G, transport encryption must consist of a minimum of SSL v3 – 3DES or RC4 128 bit encryption with a 1024 bit key.  Sensitive data in storage must be protected using a minimum of AES 128/128 encryption and very sensitive data (credit card, PCI, SSN, etc) must be protected using a minimum of AES 256/256 encryption.

3.                  Organizational mechanisms include but are not limited to: 1) code of conduct or like employee compliance measures, accompanied by appropriate discipline for violation of same; and 2) background checks for all employees permitted to access PII, as specified in Section 5 of this Exhibit G below.

4.                  As used in this Exhibit, the term “industry standard” shall mean: (1) actually used or adopted by a substantial number of companies working with comparable information; (2) prescribed for use by an industry standards body or group; or (3) assessed by recognized experts in the field as acceptable and reasonable.

5.                  Background Checks:

5.1.            In each case to the extent permissible under applicable law , including any such law requiring such person’s consent, Consultant will conduct background checks on its employees to whom Consultant proposes to grant access to PII (each such person, an “Consultant Employee”), consisting of the following (as such terms are defined in Section 5.2 of this Exhibit G below):

(a)                Criminal Background Check of such person;

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)               use of reasonable efforts to ensure that such person has not falsified his or her Identification Credentials;

(c)                verification of (i) the employment claimed by such person, and (ii) such person’s qualifications, which may include the education levels and degrees such person claims to have completed and received; and

(d)               a Drug Screen.

5.2.            For purposes of this Section 5 of this Exhibit G, the following terms have the following definitions:

(a)                Convicted, with respect to a Consultant Employee, shall mean that such person has been convicted of (i) a crime involving (a) violence against another person or (b) dishonesty, (ii) a sex crime, or (iii) any other serious crime (equivalent to a felony under U.S. law).

(b)               Criminal Background Check, with respect to a Consultant Employee, shall mean, in each case to the extent permissible under applicable law (including such law requiring such person’s consent or relating to the rehabilitation of offenders), (i) a Criminal Background Check of such person covering each county, state, provincial and federal court district, or equivalent, in which he or she lived, worked, or attended college or university, to verify the absence of convictions for any crime referenced in the definition of “Convicted” above.

(c)                Drug Screen, with respect to a Consultant Employee, shall mean to the extent permissible under applicable law (including any such law requiring such person’s consent) the testing of such person for the unlawful use of illicit drugs, including the cannabinoids, cocaine, amphetamines, opiates, and phencyclidine (PCP).

(d)               Identification Credentials, with respect to a Consultant Employee, shall mean documents setting forth indicia of such person’s identity, including his or her passport, marriage certificate (if any), and other personal documents.

5.3.            Consultant shall not grant access to any PII to any Consultant Employees in the event the background checks of such personnel demonstrate any of the following:

(a)                Falsification of Identification Credentials;

(b)               Felony convictions or misdemeanor convictions that are detrimental to the business; or

(c)                Positive drug screen for illegal substances or controlled substances with no verifiable prescription.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.                  Offshore Restrictions.  USCC authorizes Consultant employees located in Consultant’s facilities in the United States, India, Israel, and other locations to be agreed by the parties, to access USCC’s Confidential Information solely and exclusively for the purposes of performing the Services.  All of the security and confidentiality restrictions set forth in this Agreement shall apply to such access.  Notwithstanding the foregoing, USCC may revoke and/or terminate the aforementioned authorization if (a) so directed by a governmental entity, regulatory authority or court of competent jurisdiction, and/or (b) in USCC’s reasonable opinion, changes in applicable laws, regulations, orders or pronouncements from any regulatory or legal authority materially impact the legal risks to, and/or obligations of, USCC associated with Consultant’s access to and/or use of USCC’s PII at or from locations outside the United States.  Consultant shall not store, transmit, or access USCC’s PII in, through, or from a site located outside the United States nor shall Consultant make such information available to any person who is located outside the United States.

7.                  On an annual basis, USCC may submit to Consultant in writing other reasonable security measures which shall be deemed to be incorporated herein upon Consultant’s written approval, which will not be unreasonably withheld.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit H

DELIVERABLES CATEGORIES

1.                  Except as otherwise agreed by the parties and specified in the applicable Statement of Work, all tangible Deliverables under a Statement of Work shall be categorized as a Category [***] Deliverable or Category [***] Deliverable in accordance with the following table:

Description of Deliverable	Deliverable Category

a.   Software ([***]) that is developed by Consultant in the course of providing Services, and that constitutes derivative works of, or enhancements, changes or modifications to, Consultant’s proprietary software that is or may be licensed by Consultant to USCC under a separate license agreement, and that is intended to be used in conjunction with Consultant’s proprietary software.

Category [***]

b.   Documentation relating to the software described in row #1 above that is developed by Consultant in the course of providing Services including, without limitation, Scope Document, High Level Design Document, Detailed Design Document, Object Relationships Document, Business Processes Document, Use Case List, or Code Review Document (as such terms are defined below).

Category [***]
c. Software ([***]) that is developed by Consultant in the course of providing Services that constitutes a Standalone Module (as defined below).	Category [***]*
d. Documentation relating to the software described in row #3 above that is developed by Consultant in the course of providing Services.	Category [***]*
e. Software ([***]) that is developed by Consultant in the course of providing Services that constitutes an API (as defined below).	Category [***]*
f. Documentation relating to the software described in row #5 above that is developed by Consultant in the course of providing Services.	Category [***]*

g.   Other software ([***]) developed by Consultant in the course of providing Services, and that is not software as described in row #1 above or a Standalone Module (e.g., a customization developed by Consultant to a third party’s proprietary software).

Category [***]*

h.   Documentation relating to the software described in row #7 above that is developed by Consultant in the course of providing Services, or other documentation developed by Consultants (e.g., audit reports relating to systems owned by USCC).

Category [***]*

* Each Category 2 Deliverable will be further classified as either a Category [***] Deliverable or a Category [***] Deliverable as agreed by the Parties and specified in the applicable SOW.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.                  For purposes of the foregoing Table, the following terms are defined as follows:

2.1.            “API” or “Application Program Interface” means a set of formalized software calls and routines that can be used to communicate with another program or operating system.

2.2.            “Business Process Document” means a description/representation of the business flows supported by an application.

2.3.            “Code Review Document” means the material generated while reviewing and inspecting software code.

2.4.            “Detailed Design Document” means a document that describes the layout and functionality of the required features of developed software in enough detail for software developers to be able to implement them in software code.

2.5.            “High Level Design Document” means a description of the functionality provided by an application in support of a set of functional requirements.

2.6.            “Object Relationships Document” means a document that specifies the data model changes to Consultant’s proprietary software that are being requested.  This document is intended to facilitate understanding and discussion of the data model, business processes, services, and operations of the components.

2.7.            “Standalone Module” means a software program or combination of software programs that; (i) are designed at USCC’s request and to operate both together with and independently from Consultant’s proprietary software products;, (ii) do not include any Consultant’s proprietary software code (other than software code required to interface to the Consultant’s proprietary software); and (iii) if provided to a third party, would not reveal proprietary, confidential or trade secret information of the Consultant’s proprietary software (other than information required to interface to the Consultant’s proprietary software).

2.8.            “Use Case List” means a list of business scenarios and how they are supported by a design or application.

3.                  At time of signing a Statement of Work hereunder, the parties will specify in the Statement of Work the expected Deliverables and the category of each Deliverable (i.e., whether it is a Category [***] Deliverable or a Category [***] Deliverable).  Upon the completion of the scoping or requirements stage of the Statement of Work, the parties will reconfirm the Deliverables and their categorization, or make any changes thereto as agreed by the parties.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit I

CONSULTANT TIME AND MATERIALS RATES

1.                  RATES

1.1              Manpower Rates Table (effective January 1, 2010 to December 31, 2012):

Job Classification	Blended Hourly Rate*
Senior Consulting Services Personnel (described in Section 1 of Attachment 1 to this Exhibit I)	$[***]
PMO & Consulting Personnel (described in Section 2 of Attachment 1 to this Exhibit I)	$[***]
Communications System Software Personnel (described in Section 3 of Attachment 1 to this Exhibit I)	$[***]
Testing Personnel (described in Section 4 of Attachment 1 to this Exhibit I)	$[***]
Development Personnel in India **	$[***]

* For purposes of this table, “blended” means that the rate applies to all locations and personnel levels, except where otherwise indicated.

** If Consultant offers to provide to USCC Services to be performed by Development Personnel located at applicable low-cost development centers other than India, then (a) if the rates to be paid by Amdocs to such Development Personnel are materially the same as the corresponding rates in India, the Blended Hourly Rate for Development Personnel in India shall apply to the Services performed by such Development Personnel; or (b) if the rates to be paid by Amdocs to such Development Personnel are materially less than or greater than the corresponding rates in India, respectively, the parties will negotiate in good faith an amendment to this Manpower Rates Table to add a new Job Classification category and corresponding Blended Hourly Rate for the Services to be performed by Development Personnel located at such development center.

1.2              Job Classification Descriptions

Job classifications are set forth in Attachment 1 attached hereto and made part hereof.

2.                  EXPENSES

The aforementioned rates do not include travel and living expenses (i.e., airfare, hotel, ground transportation and per diem), which will be reimbursable by USCC as follows:

(a)                Airfare:  Actual airfare based on reasonable flight and coach airfare.

(b)               Hotel:  Actual daily rate for reasonable accommodations at locations where USCC notifies Consultant from time to time that USCC has a corporate rate.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)                Ground transportation (including rental cars and taxi service):  Actual expenses.

(d)               Per diem (covers all other travel and living expenses):  $[***] per person, per day.

3.                  GENERAL

3.1              Consultant’s Services not included in fixed price activities will be provided on a time and materials basis in accordance with the rates specified above. All charges are in U.S. Dollars and, as set forth in Section 3.7 of the Agreement, are net (before) U.S. Transaction Taxes and of any deduction that may be made by USCC pursuant to Section 3.3 of the Agreement. Prior to USCC deducting, pursuant to Section 3.3 of the Agreement, any percentage from Consultant’s fee, USCC shall notify Consultant of the percentage that USCC intends to so deduct.  Consultant shall then recalculate its invoice, and “gross up” invoiced amounts to proportionately increased amounts, so that the fee that Consultant receives, net of such percentage, is the fee calculated pursuant to the rates specified above.  Consultant shall then re-issue its invoice, with the “grossed up” amounts; USCC shall then deduct from the fees set forth on such “grossed up invoice” the percentage deduction pursuant to Section 3.3 of the Agreement so that the net fees Consultant receives equal to the sum it would have received had no such deductions been made.

3.2              USCC shall use reasonable efforts to provide Consultant, at Consultant’s request, with such assistance as shall be necessary to obtain work permits and any other permits or documents required by authorities in the United States for Consultant to perform its obligations under this Agreement and the applicable Statements of Work.

4.                  VOLUME DISCOUNT

4.1              The pricing set forth in this Exhibit I for Consultant’s manpower rates on a time and materials basis shall be subject to a volume discount as follows:

Discount Tier	Hours invoiced	% Discount (applied to hours in such tier)
1	Up to [***] (inclusive)	0.0%
2	From [***] through [***] (inclusive)	[***]%
3	From [***] through [***] (inclusive)	[***]%
4	[***] and above	[***]%

4.2              The discounts set forth above shall apply only to Consultant’s time and materials hourly fees and shall not apply to expenses, taxes, and other out-of-pocket amounts for Consultant.  Any percentage deduction pursuant to Section 3.3 of the Agreement shall be applied to the net amount of the fees after application of the relevant discount(s) and after deduction or offset of any credits owed by Consultant to USCC.

4.3              The discounts set forth above shall be calculated and applied separately for each monthly invoice and shall not be affected by any discount tier achieved in prior invoices or by any cumulative amount of hours invoiced in more than one invoice.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.4              To calculate the applicable discount for an invoice, Consultant shall determine the average hourly rate of hours billed on such month’s invoice (pre-discount).  The average hourly rate for that month shall be calculated as the gross amount payable (comprised of each billed hour multiplied by the respective applicable rate across the various job qualifications) divided by the total number of hours billed for such month.  Consultant shall then apply the discount levels separately to hours invoiced in each tier.

4.5              The amount of the discount earned for any invoice will be the gross (undiscounted) hourly amount payable minus the discounted total hourly amount.

4.6              USCC shall pay the gross amount payable to Consultant.  The dollar amount of the discount earned with respect to any monthly invoice shall be applied to the subsequent month’s invoice as a credit against the amount due for Consultant’s time and materials based fees (i.e., Consultant’s manpower hourly rates) but shall not affect the calculation of discounts or average fees applicable to such subsequent month’s invoice.  Unused portions of such discounts will not carryover further.

4.7              Example.  As an illustrative example, if Consultant issued a monthly invoice in October for [***] hours, then Consultant would calculate a discount as follows:

--The first [***] hours (Tier 1 hours): no discount is applied; such hours are charged at the average hourly rate for such invoice;

--Hours [***] through [***] (Tier 2 hours): shall be subject to a [***]% discount; and

--Hours [***] through [***] (Tier 3 hours): shall be subject to a [***]% discount.

Therefore, in such example, the discounted total hourly amount (net of any deduction pursuant to Section 3.3 of the Agreement and net of taxes) would be the sum of: (a) [***] x average hourly rate, (b) [***] x average hourly rate x [***]%, and (c) [***] x [***]%. Notwithstanding calculation of the discount, USCC would pay the gross amount payable to Consultant, subject to application of a credit based on a discount carried forward from the prior month.

If, in such example, Consultant then issued a monthly invoice in November for [***] hours, no discount would be applicable with respect to such hours (such hours are all Tier 1 hours), and therefore there would be no credit applied to the December invoice.  However, the discount earned by USCC pursuant to the October invoice would be applied as a credit against the November invoice.

5.                  PRICE PROTECTION

Commencing on January 1, 2012, upon written notice to USCC at least 90 days prior to the effective date of a change in Consultant’s rates, Consultant may change such rates once a year in an amount not to exceed the annual percentage change (related to the twelve-month period preceding such increase) in the U.S. Consumer Price Index-All Urban Consumers, U.S. City Average, as published by the Bureau of Labor Statistics, U.S. Department of Labor, plus [***] percent ([***]%).

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Attachment 1 To Exhibit I

Job Classification Descriptions

1.                  Senior Consulting Services Personnel

Title	Consulting Director
Tasks & Responsibilities

Work across the enterprise and geographies to provide advice, direction and thought leadership on a specific industry, technology, and infrastructure or business system.

Think creatively to generate ideas and solutions that meet or exceed the customer's immediate requirements and provide value.

Create solutions that address business needs such as boosting workforce productivity, improving cost efficiencies, strengthening market position, supplementing staff, etc. Stay current with the latest industry trends, process improvements, and the technologies that support them.

Qualifications / Education	Minimum of 3 previous projects in the same role for more than 2 clients Relevant Industry knowledge and Technology exposure.
Skills & Competencies

Analyze business focus/direction/drivers.

Analyze change needs and affected business components.

Analyze client environment/develop strategy.

Analyze prospect's financial situation.

Analyze/define initial problem & impact.

Analyze/improve plant/work layouts.

Articulate value of solutions.

Articulate/report findings.

Conduct facilitated sessions.

Deliver presentations.

Develop industry business model/solution.

Evaluate application architecture.

Evaluate/optimize application capability.

Navigate political/cultural structure.

Optimize business rules/system functionality.

Provide timely/effective communications.

Provide/maintain industry expertise.

Title	Senior Application/System Architect
Tasks & Responsibilities

Translate customer requirements into a compliant applications architecture and technical applications designs and/or reference architectures. Application Architects must have in-depth knowledge of applicable technologies, industry disciplines, regulatory and technical standards and application components. The Application Architect must be able to comprehend the underlying processes and dependencies in support of the business objectives.

Qualifications / Education	Graduate Level. Recognized Industry/professional qualifications in particular technologies and/or Methodologies and/or Consultant’s proprietary solutions.
Skills & Competencies

Validate business requirements as presented and work collaboratively to design the application and/or product solution in support of these requirements.

Develop and specify end-to-end solutions aligned with the Supplier vision and delivered using a common set of processes and tools.

Provide application solution consulting.

Document and present the solution to both Consultant and customer’s senior level management.

Participate in the definition and launch of application development projects and lead technical reviews and health checks at appropriate project milestones.

Monitor market trends and the recommendations of standards bodies to ensure that the Consultant is positioned to define appropriate application architecture.

Comply with Consultant’s Corporate Methods and Processes.

Adhere to Consultant’s Technology Policy where appropriate for the customer.

Adhere to software engineering standards and leading practices.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Title	Implementation Director
Tasks & Responsibilities

Work with development teams to ensure smooth transition from development to production

Plan and document major releases in accordance with Consultant’s methodology and leading practices as well as contractual commitments to the customer.

Act as an integrator, coordinator and a focal point for pre-production readiness activities that require coordination between business, delivery and operations teams.

Plan and manage the deployment activities including deployment walkthroughs and deployment night.

Qualifications / Education	Graduate Level Minimum of 2 years experience in similar roles Professional and/or technical certifications.
Skills & Competencies

Deep knowledge and leadership in the Consultant project lifecycle and production support methodology

Deep knowledge of the customer’s solution

Good knowledge of MS-Project

Customer centricity and customer management skills

Strong documentation management experience

Understanding of the telecommunication business and work processes

Excellent communication skills

Capable to work under high pressure and make critical and quick decisions

Capable to identify and manage risk

2.                   PMO & Consulting Personnel

Title	Program/Project Manager
Tasks & Responsibilities

Lead, direct and manage limited resources to accomplish project objectives on time, within budget and to customer expectations using standard project management tools, techniques and methods. Provide direct client interface and ensure service excellence delivery.

Qualifications / Education	Minimum of 3 previous projects in the same role for more than 2 clients Graduate Level; PMI/PMP Certified Professional.
Skills &	Build relationships - Work collaboratively with others, inside and outside

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Title	Program/Project Manager
Competencies

Consultant, and at multiple levels within the organization. Meet commitments and build trust. Develop positive working relationships.

Conduct project plan review - Conduct a thorough review of all components in the Project Plan: scope, deliverables, time frame, and cost. After reviewing the Project Plan and requirements, verify that all parties are satisfied with the contents, and gain the final acceptance to proceed with executing the plan.

Create project/program estimates - Use project/program management practices, tools, and methodologies and procedures to determine project assumptions, constraints, process outputs, resource requirements, budget and schedule that support project estimates.

Define project scope - 1. Identify key stakeholders and their requirements. Align to goals / objectives. 2. Define the business requirements to establish and maintain a common understanding with the customer of the requirements to be addressed by the project. 3. Conduct interviews to understand needs and identify needs / requirements. 4. Develop a formal scope document clearly defining the project scope's boundaries and content and the scope of services that will be provided.

Develop/maintain baseline project plans - Refine requirements with project/program stakeholders and use decomposition and resource/budget/time estimating techniques to integrate project requirements, tasks, deliverables, acceptance criteria, procedures, and risk mitigation into a baseline plan.

Manage contracts - Perform Make/Buy analysis for all project needs. Manage contractual instruments for the successful delivery of the products or services provided by the project.

Manage issues - 1. Proactively identify issues and risks that may impact a successful program/project completion. Create and maintain a project issues list. Record and assure visibility of identified program/project issues. 2. Create action plans and assign responsibility for execution. Escalate issues when appropriate. Communicate issues, action plan status, and recommendations to stakeholders on a regular basis. 3. Close issue logs, action plans and records upon issue resolution. Archive issue results in a central repository.

Manage project plan integration - Produce project plans used to manage and control project execution. Use project plan to ensure appropriate integration of all activities to meet objectives.

Manage project quality - Identify the quality standards that are relevant to the project and determines how to satisfy them within a Quality Management Plan. Execute Quality Management Plan.

Manage project scope - Apply knowledge of contractual project scope definition and identify both major and minor changes to scope (scope creep). Use structured change management approach to identify potential scope changes, both new scope and reductions in scope, with the customer. Analyze and discuss potential impacts to project plan. Negotiate scope changes with the customer as to impact of cost, schedule or quality.

Manage project teams - Acquire, organize, and manage the people resources that comprise the project team. Ensure the right number of people with the right skills are engaged in performing project tasks, in accordance with the project schedule. Create backup/succession plans as appropriate. Monitor and evaluate performance, and provide constructive feedback, recognition, rewards, and opportunities to grow and develop. Work with the team to review and resolve performance issues.

Manage project WBS and schedule - Define the specific activities that must be

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Title	Program/Project Manager

performed in order to produce the deliverables identified in the work breakdown structure in order that the project objectives will be met. Based upon activity relationships, develop project schedule and manage activities to schedule.

Manage project/program financials - 1. Use financial principles, practices, tools, and methods to cost-effectively allocate, distribute, and account for resources to ensure achievement of project/program objectives, on time and within budget. 2. Apply appropriate financial planning and controls to the project to establish budget and meet financial objectives. Develop and implement cost change control system. Influence factors that favorably change cost baseline. Review performance reports and change requests that cause variance to baseline. Track planned costs vs. actual costs, determine cause and forecast effects of variance. Revise cost estimates and budgets. Ensure corrective action is taken to bring expected performance in line with project plan. Forecast completion of project based on performance.

Manage risk - 1. Proactively identify risk that may impact a successful program/project completion. Create and maintain a project risk log. Record and assure visibility of identified program/project risks. 2. Create risk mitigation plans and assign responsibility. Escalate risks when appropriate. Communicate risks, mitigation plans, and recommendations to stakeholders on a regular basis.

Monitor project environment - Monitor project progress in the context of Consultant, customer, market and industry environments.

Monitor/report project status - Use a disciplined monitoring approach, earned-value-measurement process, and a structured approach to problem solving to accurately monitor and communicate current project status and progress and provide early warning and correction of variations from the plan to ensure achievement of objectives.

Provide excellent customer service - Work to understand customer needs and requirements and respond with foresight, thoroughness and dedication.

Title	Consulting Expert
Tasks & Responsibilities

Work across the enterprise and geographies to provide advice, direction and thought leadership on a specific industry, technology, and infrastructure or business system.

Think creatively to generate ideas and solutions that meet or exceed the customer's immediate requirements and provide value.

Create solutions that address business needs such as boosting workforce productivity, improving cost efficiencies, strengthening market position, supplementing staff, etc. Stay current with the latest industry trends, process improvements, and the technologies that support them.

Qualifications / Education	Minimum of 1 previous project in the same role Relevant Industry knowledge and Technology exposure.
Skills & Competencies

Analyze business focus/direction/drivers.

Analyze change needs and affected business components.

Analyze client environment/develop strategy.

Analyze prospect's financial situation.

Analyze/define initial problem & impact.

Analyze/improve plant/work layouts.

Title	Consulting Expert

Articulate value of solutions.

Articulate/report findings.

Conduct facilitated sessions.

Deliver presentations.

Develop industry business model/solution.

Evaluate application architecture.

Evaluate/optimize application capability.

Navigate political/cultural structure.

Optimize business rules/system functionality.

Provide timely/effective communications.

Provide/maintain industry expertise.

Title	Application/System Architect
Tasks & Responsibilities

Translate customer requirements into a compliant applications architecture and technical applications designs and/or reference architectures. Application Architects must have in-depth knowledge of applicable technologies, industry disciplines, regulatory and technical standards and application components. The Application Architect must be able to comprehend the underlying processes and dependencies in support of the business objectives.

Qualifications / Education	Graduate Level. Deep knowledge of Consultant’s proprietary solutions
Skills & Competencies

Validate business requirements as presented and work collaboratively to design the application and/or product solution in support of these requirements.

Develop and specify end-to-end solutions aligned with the Supplier vision and delivered using a common set of processes and tools.

Provide application solution consulting.

Document and present the solution to both Consultant and customer’s senior level management.

Participate in the definition and launch of application development projects and lead technical reviews and health checks at appropriate project milestones.

Monitor market trends and the recommendations of standards bodies to ensure that the Consultant is positioned to define appropriate application architecture.

Comply with Consultant’s Corporate Methods and Processes.

Adhere to Consultant’s Technology Policy where appropriate for the customer.

Adhere to software engineering standards and leading practices.

Title	Implementation Expert
Tasks & Responsibilities

Work with development teams to ensure smooth transition from development to production

Plan and document major releases in accordance with Consultant’s methodology and leading practices as well as contractual commitments to the customer.

Act as an integrator, coordinator and a focal point for pre-production readiness activities that require coordination between business, delivery and operations teams.

Plan and manage the deployment activities including deployment walkthroughs and deployment night.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Title	Implementation Expert
Qualifications / Education	Graduate Level Minimum of 2 years experience in similar roles Professional and/or technical certifications
Skills & Competencies

Deep knowledge and leadership in the Consultant project lifecycle and production support methodology

Deep knowledge of the customer’s solution

Good knowledge of MS-Project

Customer centricity and customer management skills

Strong documentation management experience

Understanding of the telecommunication business and work processes

Excellent communication skills

Capable to work under high pressure and make critical and quick decisions

Capable to identify and manage risk

3.                   Communications System Software Personnel

Title	Programmer/Sr. Programmer
Tasks & Responsibilities

Under general direction, applies specialized knowledge in a single discipline such as assembly/integration, cross-discipline functions, data engineering, industry expertise, knowledge engineering, or legacy evolution.

Applies specialization to conceptualize, design, construct, test, and implement portions of business and technical information technology solutions through application of appropriate software development life cycle methodology.

Interacts with the customer to gain an understanding of the business environment, technical context, and organizational strategic direction.

Defines scope, plans, and deliverables for assigned projects. Collects, identifies, defines, and organizes detailed user and information technology requirements.

Coordinates and collaborates with others in analyzing collected requirements to ensure plans and identified solutions meet customer needs and expectations.

Confirms and prioritizes project plans and deliverables with the customer. Participates in business and technical information technology solution implementations, upgrades, enhancement, and conversions.

 Understands and uses appropriate tools to analyze, identify, and resolve business and or technical problems.

Qualifications / Education	Graduate Level. Recognized Technology qualifications or working towards qualifications.
Skills & Competencies

Experienced user in one or more programming languages (Java, Net, etc.).

Applies metrics to monitor performance and measure key project criteria.

Prepares system documentation.

Establishes and maintains security, integrity, and business continuity controls and documents.

Participates in special studies, marketing efforts, and formal proposals.

Stays current on emerging tools, techniques, and technologies.

Assists architects and analysts on application of specialized knowledge to coding, testing, implementation, and documentation projects.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Title	Programmer/Sr. Programmer
Optimize application code and re-use of existing code/resources.

Title	System/Business Analyst
Tasks & Responsibilities

Identifies customer’s business needs and propose a possible approaches to address them.

Capture specific business requirements and work with Architects and Programmers to articulate a cost effective solution.

Write documentation.

Qualifications / Education	Graduate level. Professional and/or technical certifications.
Skills & Competencies

Conduct impact assessments.

Integrate multi-disciplinary inputs into a single comprehensive solution.

Develop and utilize deep understanding of the customer’s business needs, environment and constraints.

Align Consultant back-office functions with customer’s needs and expectations.

Title	Trainer/Sr. Trainer
Tasks & Responsibilities

Ensure technical/business expertise through internal and external training.

Transfer skills and knowledge to customer’s technical staff and end users.

Develop training documentation to support training scope.

Qualifications / Education	Understanding of systems lifecycle. Excellent communication skills.
Skills & Competencies	Excellent presentation skills. Ability to give and receive feedback. Technical knowledge in accordance with training’s scope.

4.                   Testing Personnel

Title	Tester/Sr. Tester
Tasks & Responsibilities

Construct tests under general direction, utilizing an appropriate testing methodology, testing requirements and designs.

Interacts with the project team to gain an understanding of the business environment, technical context and conformance criteria.

 Define scope, plan deliverables for the testing activities of assigned projects.

Collect, identify, define, and organize detailed information relating to testing requirements.

Coordinate and collaborate with others in analyzing collected requirements to ensure planned testing activities meet project needs and expectations.

Plan, manage and execute tasks related to the production of test cases, test scripts

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Title	Tester/Sr. Tester

and test data.

Plan and manage the execution of tests, the capture of test results.

Participate in the analysis of results and the defect management and resolution process.

Understand and use appropriate automated testing tools.

Record and apply metrics to monitor performance and measure key testing criteria. Stay current on emerging tools, techniques, and technologies.

Qualifications / Education	Graduate level. Certified or working towards certification in testing standards.
Skills & Competencies

Analyze requirements for testability.

Assess application performance.

Conduct / Coordinate UAT.

Develop test plans, test scenarios and test cases.

Conduct functional system test, integration test, performance test and end-to-end test.

Conduct test reviews.

Design, develop, implement and execute test scripts.

Analyze and report test results.